SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                        FORM 8-K

                                     CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                            Date of Report: January 24, 1997




                               SIERRAWEST BANCORP
               (Exact Name of Registrant as Specified in its Charter)




                                   California
                            (State of Incorporation)

                                File No. 0-15450
                              (Commission File No.)
                                   68-0091859
                                  (IRS Employer
                               Identification No.)



        10181 Truckee-Tahoe Airport Road, Truckee, CA 96160-9010
                (Address of Principal Executive Offices)

            Registrant's Telephone Number: (916) 582-3000

Item 5.           Other Events

On January 24, 1997, SierraWest Bancorp issued a press release announcing that it has signed a definitive agreement to acquire Sacramento-based Mercantile Bank ("Mercantile"). Mercantile, which currently has total assets of $45 million, will be merged into SierraWest Bancorp's wholly-owned subsidiary, SierraWest Bank. The acquisition, which is scheduled to close in June, 1997, is subject to the approval of Mercantile's shareholders and federal and state regulators.

Item 7.           Financial Statements and Exhibits

(c)      Exhibits

         2. Plan of Acquisition and Merger by and between SierraWest Bancorp, SierraWest Bank and Mercantile Bank.

         99.      Press release dated January 24, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  SierraWest Bancorp
                                                  (Registrant)



Dated: January 31, 1997                            By:/s/ David C. Broadley
Truckee, California                                David C. Broadley
                                                   EVP/Chief Financial Officer

                                   EXHIBIT 2



                         PLAN OF ACQUISITION AND MERGER

                                 BY AND BETWEEN

                               SIERRAWEST BANCORP

                                 SIERRAWEST BANK

                                       AND

                                 MERCANTILE BANK

                                TABLE OF CONTENTS

                                                                           page

Section 1. THE MERGER. .. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

       1.1 Effective Date. . .  . . . . . . . . . . . . . . . . . . . . . . . 1
       1.2 Effect of  the Merger.. . . .  . . . . . . . . . . . . . . . . . . 1

Section 2. CONVERSION AND CANCELLATION OF SHARES. . . . .... .  . . . . . . . 2

       2.1Exchange Amount; Conversion of Shares of Mercantile Common Stock. . 2
       2.2Cash/Stock Election. . . . . . . . . . . . .. . . . . . . . . . . . 4
       2.3Fractional Share. . . . . . . . . . . . . .  . . . . . . . . . .. . 5
       2.4Surrender of Mercantile Shares. . . . . . .  . . . . . . . . . .. . 5
       2.5No Further Transfers of Mercantile Shares. .. . . . . . . . . .  . .6
       2.6Adjustments. . . . . . . . . . .  . . . . . . . . . . . . . . . . . 6
       2.7Personnel Matters. . . . . . . .  . . . . . . . . . . . . . . .  . .6

Section 3.COVENANTS OF THE PARTIES. . . . . . . . . . . . . . . . . . . .  . .7

       3.1Mutual Covenants. . . . . . . . .. . . . . . . . . . . . . . . . . .7
         (a)Government Approvals. . . . . . .  . . . . . . . . . . . . . .. . 7
         (b)Notification of Breach of Representations, Warranties and
            Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (c)Financial Statements. . . . . . . . . . . . . . . . . . . . .  .  8
         (d)Press Releases . . . . . . . . . . . . . . . . . . . . . . . . .  8
         (e)Access to Properties, Books and Records; Confidentiality. . . ..  9
         (f)Additional Agreements. . . . . . . . . . . . . . . . . . . . .  . 9
         (g)Advice of Changes. . . . . . . . . . . . . . . . . . . . . . . . 10
         (h)Legal Conditions to Merger. . . . . . . . . . . . . . . .  . . . 10

       3.2Covenants of Mercantile. . . . . . . . . . . . . . . . . . .. . . .10
         (a)Approval by Shareholders. . . . . . . . . . . . . . . . .  . . . 10
         (b)Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .10
         (c)Conduct of Business in the Ordinary Course. . . . . . . . . . . .11
         (d)No Merger or Solicitation. . . . . . . . . . . . . . . . .. . . .13
         (e)Changes in Capital Stock; Dividends. . . . . . . . . . . .. . . .14
         (f)Employee Welfare Benefit Plans. . . . . . . . . . . . . . . . . .14
         (g)Shareholder Lists and Other Information. . . . . . . . . . . . . 14
         (h)Capital Commitments and Expenditures. . . . . . . . . . . . . . .14

                                TABLE OF CONTENTS
                                   (continued)
         (i)Asset Review. . . . . . . . . . . . . . . . . . . . . . . .. . . 14

       3.3Covenants of Sierra. . .. . . . . . . . . . . . . . . . . . . . .. 15
         (a)Conduct of Business in the Ordinary Course. . . . . . . . . . . .15
         (b)  Dividends. . . . . . . . . . . . . . . . . . . . . . . .  . . .16
         (c)Indemnification; Insurance . . . . . . . . . . . . . . . . . . . 16

Section 4.REPRESENTATIONS AND WARRANTIES OF MERCANTILE. . . . . . .. . . . . 18

       4.1Corporate Status and Power to Enter Into Agreements. . . . . . . . 18
       4.2Articles, Bylaws, Books and Records. . . . . . . . . . . .  . . . .18
       4.3Compliance With Laws, Regulations and Decrees. . . . . . . . . . . 18
       4.4Capitalization. . . . . . . . . . . . . . . . . . . . . . . .. . . 19
       4.5Equity Interest in Any Entity. . . . . . . . . . . . . . . . . . . 19
       4.6Financial Statements, Regulatory Reports. . . . . . . . . . .. . . 19
       4.7Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       4.8Material Adverse Change. . . . . . . . . . . . . . . . . . .  . .  20
       4.9No Undisclosed Liabilities.. . . . . . . . . . . . . . . . . . . . 21
       4.10Properties and Leases. . . . . . . . . . . . . . . . . . . .. . . 21
       4.11Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . 22
       4.12Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . 22
       4.13Restrictions on Investments. . . . . . . . . . . . . . . . .. . . 22
       4.14Employment Contracts and Benefits. . . . . . . . . . . . . .. . . 23
       4.15Collective Bargaining and Employment Agreements. . . . . . .. . . 23
       4.16Compensation of Officers and Employees. . . . . . . . . . . . . . 23
       4.17Legal Actions and Proceedings. . . . . . . . . . . . . . . . . .  24
       4.18Execution and Delivery of the Agreement. . . . . . . . . . .. . . 24
       4.19Retention of Broker or Consultant. . . . . . . . . . . . . . . . .25
       4.20Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
       4.21Loan Loss Reserves. . . . . . . . . . . . . . . . . . . . .  . . .25
       4.22Transactions With Affiliates. . . . . . . . . . . . . . . . . . . 25
       4.23Information in Sierra Registration Statement.. . . . . . . . . .  25
       4.24Accuracy of Representations and Warranties. . . . . . . . . . . . 26

Section 5.REPRESENTATIONS AND WARRANTIES OF SIERRA. . . . . . . . . . . . . .26

                                TABLE OF CONTENTS
                                   (continued)

       5.1Corporate Status and Power to Enter Into Agreements. . . . . .  . .26
       5.2Articles, Bylaws, Books and Records. . . . . . . . . . . . . . . . 26
       5.3Compliance With Laws, Regulations and Decrees. . . . . . . . .  .  26
       5.4Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . .27
       5.55Financial Statements, Regulatory Reports. . . . . . . . . . . . . 27
       5.6Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . .  .  28
       5.7Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . 28
       5.8Legal Actions and Proceedings. . . . . . . . . . . . . . . . . . . 28
       5.9Execution and Delivery of the Agreement. . . . . . . . . . . .  . .29
       5.10No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . 29
       5.11No Material Environmental Liabilities. . . . . . . . . . . .  . . 29
       5.12No Material Liabilities Under ERISA. . . . . . . . . . . . . . . .30
       5.13Retention of Broker or Consultant. . . . . . . . . . . . . .  . . 30
       5.14Loan Loss Reserves. . . . . . . . . . . . . . . . . . . . . . . . 30
       5.15Information in Sierra Registration Statement. . . . . . . .   . . 30
       5.16Accuracy of Representations and Warranties. . . . . . . . . . . . 30

Section 6. SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934. . . . . .31

       6.1Preparation and Filing of Registration Statement. . . . . .. . . . 31
       6.2Effectiveness of Registration Statement and Listing of Shares. . . 31
       6.3Sales and Resales of Common Stock. . . . . . . . . . . . . . . . . 31
       6.4 Rule 145 and Related Matters. . . . . . . . . . . . . . . . . . . 31

Section 7.CONDITIONS TO THE OBLIGATIONS OF SIERRA. . . . . . . . . . . . . . 32

       7.1Representations and Warranties. . . . . . . . . . . . . . . . . . .32
       7.2Compliance and Performance Under Agreement. . . . . . . . . . . . .32
       7.3Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . 32
       7.4Approval of Agreement. . . . . . . . . . . . . . . . . . . . . . . 32
       7.5Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . . 32
       7.6Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .. . 32
       7.7Absence of Legal Impediment. . . . . . . . . . . . . . . . . .  . .32
       7.8Effectiveness of Registration Statement. . . . . . . . . . . . . . 33
       7.9Government Approvals. . . . . . . . . . . . . . . . . . . . . . .  33

                                TABLE OF CONTENTS
                                   (continued)

       7.10Tax Opinion. . . . . . . .  . . . . . . . . . . . . . . . . . . . 33
       7.11Unaudited Financials. . . . . . . . . . . . . . . . . . . .. . . .34
       7.12Rule 145 Undertaking. . . . . . . . . . . . . . . . . . . . . . . 34
       7.13Closing Documents. . . . .  . . . . . . . . . . . . . . . .. . . .34
       7.14Consents. . . . . . . . . .. . . . . . . . . . . . . . . . . . . .34
       7.15Shareholder Agreements. . . . . . . . . . . . . . . . . . .. . . .34
       7.16Financial Conditions to Clong. . . . . . . . . . . . . . . . . . .34
                (a)Other Real Estate and Non-Performing Loans. . . . . . . . 34
                (b)Loan Loss Reserves. . . . . . . . . . . . . . . . .. . . .34

Section 8.CONDITIONS TO THE OBLIGATIONS OF MERCANTILE.. . . . .  . . . . . . 35

       8.1Representations and Warranties. . . . . . . . . . . .  . . . . . . 35
       8.2Compliance and Performance Under Agreement. . . . . . . . . . . . .35
       8.3Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . 35
       8.4Approval of Agreement. . . . . . . . . . . . . . . . . . . . . . . 35
       8.5Officer's Certificate. . . . . . . . . . . . . . . . . . . . . . . 35
       8.6Opinion of Counsel. . . . . . . . . . . . . . . . . .  . . . . . . 35
       8.7Absence of Legal Impediment. . . . . . . . . . . . . .. . . . . . .35
       8.8Effectiveness of Registration Statement. . . . . . . . . . . . . . 36
       8.9Government Approvals. . . . . . . . . . . . . . . . .  . . . . . . 36
       8.10Tax Opinion or Ruling. . . . . . . . . . . . . . . . . . . . . . .36
       8.11Unaudited Financials. . . . . . . . . . . . . . . . .. . . . . . .36
       8.12Closing Documents. . . . . . . . . . . . . . . . . . . . . . . . .36
       8.13Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 36

Section 9CLOSING.. . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .36

       9.1Closing Date. . .. . . . . . . . . . . . . . . . . . . . . . . . . 36
       9.2Delivery of Documents. . .. . . . . . . . . . . . . . . . . . . . .36
       9.3Filings. . . . . . . . . .. . . . . . . . . . . . . . . . . . . . .36

Section 10.EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

       10.1Merger Related Expenses. . . . . . . . . . . . . . . . . . . . . .37
       10.2Miscellaneous Mercantile Expenses. . . . . . . . . . . . . . . . .37

Section 11.AMENDMENT; TERMINATION. . . . . . . . . . . . . . . . . . . . . . 37

                                TABLE OF CONTENTS
                                   (continued)

       11.1Amendment. . . . . . . . .  . . . . . . . . . . . . . . . . . . . 37
       11.2Termination. . . . . . . .  . . . . . . . . . . . . . . . . . . . 37
       11.3Termination. . . . . . . .  . . . . . . . . . . . . . . . . . . . 38
       11.4Breach of Obligations. . .  . . . . .. . . . . . . . . . . . . . .38
       11.5Termination and Expenses. .. . . . . . . . . . . . . . . . . . . .39

Section 12.MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  39

       12.1Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       12.2Binding Agreement. . . . . . . . . .  . . . . . . . . . . . . . . 39
       12.3Survival of Representations and Warranties. . . . . . . . . . . . 40
       12.4Governing Law. . . . . . . . . . . . . . . . .. . . . . . . . . . 40
       12.5Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .40
       12.6Entire Agreement; Severability. . . . . . . ... . . . . . . . . . 40
       12.7Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 40

Plan of Acquisition and Merger



         THIS PLAN OF ACQUISITION AND MERGER, dated as of January 23, 1997 ("Agreement"), is made by and between SierraWest Bancorp, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act of 1956 as amended ("BHC"), SierraWest Bank, a California banking corporation (collectively "Sierra") and Mercantile, a California state banking corporation ("Mercantile").

WITNESSETH:

         A. The Boards of Directors of Sierra and Mercantile deem it advisable and in the best interests of Sierra, Mercantile and their shareholders that Sierra and Mercantile enter into a business combination whereby Sierra's wholly owned subsidiary, SierraWest Bank a California state banking corporation ("Subsidiary") will be merged with Mercantile ("Merger"), with Subsidiary being the surviving corporation.

         B. The Merger Agreement attached as Exhibit A is intended to be filed with the California Secretary of State ("Merger Agreement") when it has been approved by the Superintendent of Banks of the State of California.

         C. The Merger is intended to qualify as a tax free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

         D. Pursuant to the Merger, each Mercantile shareholder will receive, in exchange for each share of Mercantile common stock and cash, the number of shares of Sierra common stock determined in accordance with the Exchange Ratio as more fully set forth in this Agreement ("Exchange Ratio").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

         Section 1.  THE MERGER.

         1.1 Effective Date. Subject to the terms and conditions of this Agreement, the Merger shall become effective at the date on which an executed copy of the Merger Agreement has been certified by the California Secretary of State and filed with the Superintendent of Banks of the State of California ("Superintendent") pursuant to Section 2072 of the California Financial Code, in each case on the Closing Date as defined in Section 9.1 hereof ("Effective Date").

         1.2 Effect of the Merger. Subject to the terms and conditions of this Agreement, on the

Effective Date, Mercantile shall be merged with and into Subsidiary and the Subsidiary shall be the surviving corporation ("Surviving Corporation") in the merger. All assets, rights, privileges, immunities, power, franchises and interests of Mercantile in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Subsidiary as the Surviving Corporation by virtue of the Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of Mercantile shall cease and the corporate existence of Subsidiary as the Surviving Corporation shall continue unaffected and unimpaired by the merger; and the Surviving Corporation shall be deemed to be the same entity as each of Mercantile and Subsidiary and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Subsidiary and Mercantile; and any claim existing or action or proceeding pending by or against Subsidiary or Mercantile may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Sierra, Subsidiary or Mercantile shall be impaired by reason of the Merger. The articles of incorporation of Subsidiary shall be the articles of incorporation of the Surviving Corporation and the bylaws of Subsidiary shall be the bylaws of the Surviving Corporation. On the Effective Date, Subsidiary shall assume the operations of, as successor to, Mercantile. On the Effective Date the board of directors of Subsidiary will continue to serve until successors are duly elected and qualified. Subsidiary shall remain a wholly-owned subsidiary of Sierra.

Section 2.  CONVERSION AND CANCELLATION OF SHARES.

          2.1 Exchange Amount; Conversion of Shares of Mercantile Common Stock.

          (a) For purposes of this Agreement, capitalized terms have the following meanings:


Mercantile Shares                     Issued and  outstanding  shares of
                                      Mercantile   no  par  value  common  stock
                                      ("Mercantile  Shares") as of the Effective
                                      Date.


Exchange Amount                       The Exchange Amount, consisting of a Cash
                                      Component and a Stock Component, shall be $6,601,000 in the aggregate as adjusted pursuant to Section 2.1(c) below. The
                                      Cash Component shall be reduced by the am-ount of cash allocated to holders of Merc-antile Shares who exercise dissenters' rights pursuant to California Corporations
                                      Code Section 1300 et. seq.


Cash Component                        Cash  portion  of the  Exchange Amount
                                      equal to $3,300,500,  less one-half
                                      of the amount of any adjustment to the Exchange Amount pursuant to Section 2.1(c) below.

Stock Component                       Newly issued shares of Sierra no par value
                                      common stock ("Sierra Shares") with an ag-gregate Market Value equal to the $3,300,500, less one-half of the amount of any adjustment to the Exchange Amount pur-suant to Section 2.1(c) below; provided however, the total number of newly issued shares of Sierra common stock shall not exceed 250,000.


Per Share Cash Component              The  aggregate  Cash Component divided by
                                      the number of outstanding Mercantile
                                      Shares  on  the Effective Date.


Per Share Stock Component             The aggregate Stock Component divided  by
                                      the   number  of outstanding   Mercantile
                                      Shares  on  the Effective Date.


Exchange Ratio                        The Per Share Stock Component divided by
                                      the Market Value


Market Value                          The average of the closing prices of
                                      the  Sierra  Shares  as  reported  in  the
                                      western edition of the Wall Street Journal
                                      for  the 20  trading  days  preceding  the
                                      Determination   Date.   For   purpose   of
                                      determining the average, the divisor shall be only those days on which a trade occurs.


Determination Date The fifth business day preceding the Effective Date.


Adjustment Date The last day of the month preceding the Determination Date.


         (b) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of Mercantile Shares, the outstanding Mercantile Shares (other than any shares as to which dissenters' rights have been perfected) shall be converted into the right to receive a combination of cash and shares of the common stock, no par value, of Sierra ("Sierra common stock" or "Sierra Shares") with an aggregate value equal to the Exchange Amount. The Cash Component shall be one-half of the Exchange Amount. The Stock Component will comprise the balance of the Exchange Amount, provided that the total number of Sierra Share to be issued shall not exceed 250,000. In the event that the Stock Component of the Exchange Amount reaches the maximum number of Sierra Shares, the Cash Component shall not be adjusted.

         (c)  The $6,601,000 Exchange Amount shall be adjusted as follows:

              (i) By subtracting an amount derived by multiplying .0744 by the amount by which Mercantile's Core Deposits as of the Adjustment Date are less than $22.7 million. Core Deposits shall be defined as total Mercantile deposits ("Total Deposits") less (i) all certificates of deposit; (ii) all brokered deposits, wholesale deposits or deposits of other depository institutions; (iii) deposits maintained by the officers, directors or shareholders of Mercantile or their related interests to the extent that such deposits exceed $1 million in the aggregate; and (iv) deposits opened or renewed after the date of the Definitive Agreement where the rate exceeds the rates established by Sierra for similar deposit products. Total Deposits for purposes of this calculation shall be determined by averaging the Total Deposits reflected on the books of Mercantile for the 20 business days preceding the Adjustment Date.

              (ii) By subtracting the amount by which the Mercantile's total shareholder equity as adjusted ("Adjusted Shareholder Equity") is less than $4,912,000 or by adding the amount by which Adjusted Shareholder Equity exceeds $4,912,000. Adjusted Shareholder Equity shall be computed in accordance with Generally Accepted Accounting Principles ("GAAP") but shall reflect the following adjustments which may not be in accordance with GAAP:

                  (A) An amount necessary to cause the reserves and/or accruals allocated to each asset identified in Schedule 2.1(c) (including OREO) equal the amount shown in column H+I of Schedule 2.1(c). A related tax adjustment shall be made. In the event that any asset shown on Schedule 2.1(c) is liquidated or repaid in whole or in part, then such asset, including the related reserves and/or accruals, shall be deleted in whole or in part from Schedule 2.1(c) and the Adjusted Shareholder Equity as of the Adjustment Date.

                  (B) An amount necessary to cause Mercantile's general loan loss reserves on the Adjustment Date for all assets not listed on Schedule 2.1(c) equal the level of reserves required by using the Mercantile's calculation methodology in effect as of December 31, 1996. A related tax adjustment shall be made.

                  (C) An amount of additional reserves reflecting any adverse change in Mercantile's assets as of the Adjustment Date and as determined in accordance with Section 3.2(i). A related tax adjustment shall be made.

                  (D) The amount necessary to increase the Valuation Reserve reflected on Mercantile's books to offset the effect of any additional carry-forward tax losses resulting from additions to Mercantile's loan loss reserves or operating losses occurring after December 31, 1996.

         2.2   Cash/Stock Election.

         The Exchange Amount will be allocated to the Stock Component and the Cash Component in accordance the following election and procedures (the "Cash/Stock Election").

         Each Mercantile shareholder may elect to receive his or her portion of the Exchange Amount in either all Sierra shares or all cash. If no election is made, the shareholder will receive a Cash Component equal to 50% of such shareholder's pro rata portion of the Exchange Amount and a Stock Component of 50% of such shareholders pro rata portion of the Exchange Amount.

         The Cash/Stock Election is subject to the limitation that the aggregate Cash Component for all Mercantile shareholders may not be more than $3,300,500. If the aggregate Cash Component is undersubscribed, the unsubscribed portion of this minimum aggregate Cash Component will be allocated pro rata (by number of shares) among all Mercantile shareholders; if the aggregate Cash Component is oversubscribed, the Cash Component of each Mercantile shareholder electing to receive cash will be reduced pro rata (by number of shares electing to receive cash) so that the aggregate Cash Component of all Mercantile shareholders will equal

$3,300,500, as adjusted. The total of the Cash Component and the Stock Component will always equal the Exchange Amount as adjusted and subject to the limitation on the total number of Sierra Shares to be issued as part of the Exchange Amount.

         A Mercantile shareholder need not, and may not, make a Cash/Stock Election until after the Effective Date. Immediately following the Effective Date, Sierra shall send to each Mercantile shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, as desired.

         The Cash/Stock Election, if made, must be made for all shares held in the name of the Mercantile shareholder. A Mercantile shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, shares represented by a single certificate may make only one Cash/Stock Election.

         Mercantile   shareholders  who  make  a  Cash/Stock  Election  have  no assurance that they will receive all cash or all stock or any specific proportion thereof.

          2.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Sierra common stock shall be issued to holders of Mercantile Shares. In lieu thereof, each such holder entitled to a fraction of a share of Sierra common stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Mercantile Shares, an amount in cash equal to the Market Value per share of the common stock of Sierra, multiplied by the fraction of a share of Sierra common stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.4  Surrender of Mercantile Shares.

         (a) Prior to the Effective Date, Sierra shall appoint any bank or trust company (having capital of at least $50 million) mutually acceptable to Mercantile and Sierra, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Mercantile Shares at and after the Effective Date, Sierra shall issue and deliver to the Exchange Agent certificates representing the Sierra Shares, as shall be required to be delivered to holders of Mercantile Shares. As soon as practicable after the Effective Date, each holder of Mercantile Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such Mercantile Shares for cancellation, will be entitled to receive a certificate representing the number of Sierra Shares determined in accordance with Section
2.1 and a payment in cash with respect to the Cash Component and fractional shares, if any, determined in accordance with Section 2.3.

         (b) No dividends or other distributions of any kind which are declared payable to stockholders of record of the Sierra Shares after the Effective Date will be paid to persons entitled to receive such certificates for Sierra Shares until such persons surrender their certificates representing Mercantile Shares. Upon surrender of such certificate representing Mercantile Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Sierra Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

         (c) If any certificate for Sierra Shares is to be issued in a name other than that in which the certificate for Mercantile Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Sierra Shares in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Sierra and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

         (d) All dividends or distributions, and any cash to be paid pursuant to the Cash Component or Section 2.3 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Mercantile Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Sierra, and after such time any holder of a certificate representing Mercantile Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Sierra for payment or delivery of such dividends or distributions or cash, as the case may be.

         2.5 No Further Transfers of Mercantile Shares. At the Effective Date, the stock transfer books of Mercantile shall be closed and no transfer of Mercantile Shares theretofore outstanding shall thereafter be made.

         2.6 Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding Sierra common stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Sierra Shares to be issued and delivered in the Merger in exchange for each outstanding Mercantile Share shall be correspondingly adjusted. For purposes of this Section 2.6, conversion of Sierra convertible debentures shall not be considered an adjustment to Sierra Shares.

          2.7   Personnel Matters.

         (a) Employment At Effective Date. Not later than 30 days prior to the Determination Date, Sierra shall notify Mercantile in writing of those employees who shall be eligible for employment by Sierra or Subsidiary following the Effective Date. Any Mercantile employee who is not identified by Sierra as being eligible for employment shall be terminated by Mercantile immediately prior to the Effective Date. Mercantile shall make severance payments to those employees who are not eligible for employment by Sierra in the amount for each such employee of not less than two weeks salary plus one additional week of salary for each year served. Mercantile may, in its sole discretion, make additional special bonus payments to retain employees who are deemed necessary to complete the Merger. All such payments shall have been included in the calculation of Adjusted Shareholder Equity and shall be paid or accrued on or before the Adjustment Date. Such payments shall be conditioned upon the receipt of enforceable releases from such employees. In terminating such employees, Mercantile shall abide by all internal policies and all legal requirements for termination of employment. From the date of this agreement through the Effective Date, Mercantile shall consult with the human resources representative of Sierra, who shall be designated in writing to Mercantile by Sierra, and keep that representative advised as to all matters related to employment. From the day of the Effective Date or any time thereafter, former employees of Mercantile who are employed by Sierra following the Effective Date may be terminated by Sierra, with or without cause, for any reason not prohibited by law. Notwithstanding anything to the contrary described in this paragraph above, Mercantile employee

Denis Long shall be eligible for employment by Sierra provided that he and Sierra shall have agreed to the terms of employment on or before the Determination Date; provided, in the event that he has not reached agreement with Sierra by such date, Mercantile shall have no obligation to terminate Denis Long prior to the Effective Date.

         (b) Retirement Benefits. Employees of Subsidiary formerly employed by Mercantile on the Effective Date shall be eligible for participation in the Sierra 401(k) plan and employee stock option plan at the earliest normal entry date following the Effective Date as allowed by applicable law and the provisions of Sierra's benefit plans, so long as such employees then meet the eligibility requirements for participation in the Sierra plan. The former employees of Mercantile who are employed by Subsidiary will be credited for years of prior service with Mercantile for vesting (non-forfeitability) of accrued benefits in the Sierra plans to the fullest extent such credit for such prior service is permitted by Sierra's plans and by the laws, rules and regulations of the Internal Revenue Service and the Employee Income Security Act of 1974, as amended.

         (c)  Other Benefit Plans.

                  (i) After the Effective Date, any or all Mercantile welfare benefit plans shall be terminated by Sierra. Subsidiary employees formerly employed by Mercantile immediately prior to the Effective Date shall be eligible for participation in any existing Sierra plan, so long as such employee would otherwise be eligible to participate in such plan.

                  (ii)Employees of Subsidiary formerly employed by Mercantile on the Effective Date will receive credit for length of service with Mercantile for determination of eligibility or participation in the Sierra (A) health service plans, or (B) long-term disability, voluntary accident and life insurance plans.

         (d)  Other Benefits.

                  (i) Employees of Subsidiary formerly employed by Mercantile on the Effective Date will retain vacation benefits accrued with Mercantile prior to the Effective Date, subject to Sierra's maximum accrual and carryover limitations for such benefits; and will also retain the amount of sick leave benefit eligibility on Mercantile's records prior to the Effective Date, to be available subject to Sierra's policy for sick leave benefits; provided, however, Mercantile shall have accrued the cost of such benefits on the books of Mercantile on or before the Adjustment Date. Following the Effective Date, all employees shall be subject to the standard policies of Sierra for accrual of such benefits.

                  (ii)Employees of Subsidiary formerly employed by Mercantile on the Effective Date will be subject to the severance policies in effect for all Sierra employees.

Section 3.  COVENANTS OF THE PARTIES.

         3.1  Mutual Covenants.

         (a) Government Approvals. Each party will use its reasonable best efforts in good faith to take or cause to be taken as promptly as practicable all such steps within their reasonable control to obtain (i) the waiver of an application or prior approval of the Merger by the Board of Governors of the Federal Reserve System ("FRB") under the BHC, (ii) the prior approval of the Superintendent to the Merger; (iii) the prior approval of the Federal Deposit Insurance Corporations ("FDIC") under the Bank Merger

Act, and (iv) all other consents and approvals of government agencies as are required by law or otherwise, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as practicable. The approvals referred to in clauses (i)-(iv) of this Section 3.1(a) are hereinafter referred to as the "Government Approvals." Each party shall respond to a written request for information sought by the other for the purpose of obtaining the Government Approvals promptly and in all cases within 10 days after receipt of such request.

         (b) Notification of Breach of Representations, Warranties and Covenants. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a material breach of any of the representations, warranties or covenants of that party contained or referred to in the Merger Agreement or this Agreement and shall use its reasonable best efforts to prevent the same or remedy the same promptly.

         (c)  Financial Statements.

                  (i) Each party has delivered or shall deliver to the other party promptly after they become available true and correct copies of audited financial statements as of such date and covering such period as may be necessary to satisfy the minimum requirements of the Securities and Exchange Commission ("Commission") and other governmental authorities having approval authority over the Merger. The financial statements for such year ends have been or shall be audited by their respective independent certified public accounting firms which have been engaged in the past and include or shall include an unqualified opinion of each such accounting firm, to the effect that such financial statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the respective parties at the dates indicated and for the periods then ending.

                  (ii) Each party shall provide to the other party promptly after they become available copies of all financial statements and proxy statements issued or to be issued to either party's shareholders and/or directors after December 31, 1996, and at or prior to the Effective Date.

                  (iii) Each party has delivered or shall deliver, to the other party true and complete copies of its Annual Report to Shareholders for the years ended December 31, 1995, 1994 and 1993, all periodic reports (including interim quarterly financial statements) since December 31, 1993, all proxy statements and other written material furnished to its shareholders since December 31, 1993, and all other material reports, including year-end call reports, relating to Sierra and Mercantile filed by Sierra and Mercantile with the FRB , the Superintendent or the FDIC during 1993 through 1996 and in 1997 prior to the Effective Date. As of its date, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

         (d) Press Releases. Neither party shall issue any press release or written statement for general circulation relating to this Agreement unless previously provided to the other party for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with the other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Agreement or the Merger Agreement; provided that either party may, without the consent of the other party, make any disclosure with regard to this Agreement that it determines, upon advice of counsel, is required under any applicable law or regulation.

         (e) Access to Properties, Books and Records; Confidentiality. Prior to the Effective Date, each party shall (except as may be prohibited by applicable law) give the other party and its officers, employees, agents and representatives full access, during normal business hours and upon reasonable notice, to all of its properties, books, contracts, records and facilities including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondences. Each party shall also use its reasonable best efforts to cause its independent accounting firm to make available to the other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such firm's work papers and documentation relating to its work papers and its audits of the books and records of each party. Each party shall make available to the other originals or copies, at the responding party's election, of such documents and records as the other may reasonably request. The availability or actual delivery of such information about either party shall not affect the covenants, representations and warranties of either party contained in this Agreement and in the Merger Agreement. Each party shall respond to any written request for information promptly and in all cases within 10 days after receipt of such request. Each party shall use its reasonable best efforts to cause its officers, directors, employees, auditors and attorneys to cooperate with the other in its reasonable requests for information except that no information which is reasonably determined to be the subject of the attorney client privilege shall be required to be disclosed. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents therefore delivered by the other party as the other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any governmental agency or authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted.

         (f) Additional Agreements. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Sierra. Pending the Effective Date, Sierra and Mercantile shall consult with one another and cooperate as reasonably requested by Sierra to facilitate the integration of their respective operations as promptly as practicable after the Effective Date. Such cooperation shall include, if requested, communicating with employees, consultation regarding material contracts, renewals, and capital commitments to be entered into by Mercantile, coordination regarding third-party service agreements with a view to providing common products and services as expeditiously as practicable following the Effective Date, making arrangements for employee training prior to the Effective Date and taking action to facilitate an orderly conversion of data processing operations to occur promptly following the Effective Date, provided that the cooperation required under this Section 3.1(f) shall not be deemed to require actions that would materially delay or impede the Merger.

         (g) Advice of Changes. Sierra and Mercantile shall promptly advise the other party of any change or event having, or that would be reasonably likely to have, a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         (h) Legal Conditions to Merger. Each of Sierra and Mercantile shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper, or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the respective conditions set forth in Sections 7 and 8 hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by Mercantile or Sierra in connection with the Merger and the other transactions contemplated by this Agreement.

         3.2  Covenants of Mercantile.

         (a) Approval by Shareholders. Mercantile shall cause the Merger, this Agreement and the Merger Agreement to be submitted promptly for the approval of its shareholders in the most expeditious manner available, either by consent solicitation of sufficient shareholders to cause approval of the Merger or at a meeting to be called and held in accordance with applicable laws. If such approval is to be taken by meeting Mercantile shall cause appropriate proxy materials ("Proxy Materials") to be prepared and, if necessary, approved by appropriate regulatory authorities as promptly as practicable and, when approved or otherwise deemed effective, with any amendments thereto that may in the judgment of its counsel be necessary or desirable, to be mailed to shareholders of Mercantile. Subject to the fiduciary duty of the Board of Directors of Mercantile, the Proxy Materials shall include therein a recommendation that Mercantile shareholders vote to approve the proposed Merger. The Proxy Materials shall be subject to prior approval by Sierra. In the event that such is required by applicable securities laws, Sierra shall prepare for inclusion in the Proxy Materials an appropriate registration statement/prospectus which Mercantile shall assist with by providing such information and documents as may be required in an expeditious and timely manner. Unless approval is provided by consent solicitation, Mercantile shall hold its shareholder meeting as soon as possible but no later than June 15, 1997, unless prevented from doing so by the regulatory authorities or by delays in obtaining or conditions imposed by the Government Approvals. Subject to its continuing fiduciary duty to the shareholders of Mercantile, the members of the Board of Directors of Mercantile shall at all times prior to and during such meeting of its shareholders recommend that the transactions contemplated hereby be adopted and approved and, subject to such duty, use its reasonable best efforts to cause such adoption and approval.

         (b) Compensation. Except for standard annual review of employees and the normal wage increases incident thereto and subject to the provision of
Section 2.7(a) hereof, Mercantile shall not make or approve any increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement); nor shall any bonus payment or any agreement or commitment to make a bonus payment be made other than the obligations to make distributions reflecting 1996 profits under Mercantile's profit sharing plan, nor shall any stock option, warrant or other right to acquire capital stock be granted; nor shall any existing employment agreement be extended or renewed or modified on terms more favorable to the employee than those that are currently contained in such contract; nor shall any employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by Mercantile with any such directors, officers, employees or agents unless Sierra has given its prior written consent. Without prior notification to Sierra, Mercantile shall not hire any new employee at an annual rate in excess of current customary practice or, in any event, in excess of $40,000 per year.

         (c) Conduct of Business in the Ordinary Course. Prior to the Effect-ive Date:

                  (i) Except as expressly contemplated or permitted in this Agreement, Mercantile shall conduct its businesses in the Ordinary Course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course" of Mercantile shall consist of banking and related businesses as presently conducted or consistent with good banking practices or by it and permitted under applicable laws. Unless Sierra has given its previous written consent to any act or omission to the contrary (which Sierra shall not unreasonably withhold), Mercantile shall, until the Effective Date, cause its officers to use their reasonable best efforts to:

                      (A) preserve its business and business organization intact;

                      (B) preserve the good will of customers and others having business relations with it and take no action that would impair the bene-fit to the other party of the goodwill of it or the other benefits of the Mer-ger;

                      (C) consult with Sierra as to the making of any de-cisions or the taking of any actions in matters other than in the Ordinary Course and cooperate with all reasonable requests of Sierra that, in the reasonable judgment of Sierra, are necessary to successfully complete the transactions contemplated by this Agreement, including permitting a desig-nated representative or representativesof Sierra to attend and participate (but not vote) in all loan committee meetings and board of directors meet-ings, provided such Sierra representative may be excluded from any portion of a board of directors meeting which relates to the Merger or any examination report or response thereto, or is reasonably determined to be the subject of the attorney client privilege;

                      (D) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                      (E) comply in all material respects with all laws, regulations and decrees applicable to the conduct of its business;

                      (F) keep in force at not less than its present limits all policies of insurance, including deposit insurance of the FDIC, to the extent reasonably practicable in light of the prevailing market conditions in the in-surance industry;

                      (G) except as provided in Section 2.7(a) keep avail-able to the other party the services of its present officers and employees (it being understood that both parties shall have the right to terminate the em-ployment of any of its officers or employees in accordance with its established employment procedures);

                      (H) comply in all material respects with all orders, agreements and memoranda of understanding with respect to it made by or with
any regulatory  authority of competent   jurisdiction,   and   promptly forward
to the other party all communications received from any such authority that are not prohibited by such authority from being so disclosed and inform the other party of any material restrictions imposed by any governmental authority on its business;

                      (I) file in a timely manner (taking into account any ex-tensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                      (J) conduct an environmental audit prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with the other party regarding the significance of the audit prior to the foreclosure on any such property;

                      (K) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except other real estate owned or other property in the Ordinary Course, in each case for adequate value, without re-course and consistent with its customary practice;

                      (L) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course consistent with its establish-ed loan procedures and in compliance with FRB Regulation O;

                      (M) not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity;

                      (N) not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $50,000 in which it is a party without the consent of Sierra which consent shall not be unreasonably withheld; and

                      (O) maintain an allowance for loan losses which, in addition to meeting the requirements of Section 2.1(c), shall be in substan-tial compliance with the comments of the FDIC in its most recent Report of Examination.

                  (ii)Mercantile shall not, without first having obtained the written consent of Sierra which consent shall not be unreasonably withheld, cause its officers to:

                      (A) commit itself to any loan or renewal or restruct-ure of an existing loan with a principal amount in excess of $40,000 if unsecur-ed, or in excess of $80,000 and with a loan-to-value ratio above 75% if secured by real property, provided that Sierra's consent shall be deemed given unless it objects and states the basis of its objection in writing, or verbally with prompt written confirmation, within one business day after receipt of written notice directed to the Chief Credit Officer of Sierra, together with suffici-ent supporting information to allow Sierra to make an informed judgment, and Sierra shall not unreasonably withhold its consent; provided, further, that any consent given by Sierra shall be inding only if given by such person or persons who are identified in writing by Sierra; provided, further, no loan with an interest rate below the rate for loans comparable to rates for sim-ilar loans by Sierra shall be granted or approved by Mercantile. Notwith-standing any of the provisions of this paragraph, Mercantile may proceed with making any loan not consented to by Sierra and such loan shall be added to
Schedule 2.1(c), a reserve shall be established for such loan in accordance with Sierra methodology and such loan shall be reviewed by the independent loan reviewer as set forth in Section 2.1(c)(ii)(C);

                      (B) purchase or sell any investment security with a maturity in excess of three years;

                      (C) issue any certificate of deposit with a rate of interest in excess of 50 basis points above the rate sheets provided weekly to Mercantile by Sierra; or

                      (D) enter into or renew any contract having a dur-ation extending beyond 9 months from the date of this Agreement, whether or not in the Ordinary Course.

                  (iii) It is understood and agreed by the parties hereto that any consent sought of Sierra or required by Mercantile pursuant to Section 2.4(c) or any other provision of this Agreement shall be deemed to be given following five (5) business days advanced notice by Mercantile to Sierra, which notice shall include such information as Sierra shall reasonably request or unless the comments of Sierra have been addressed by Mercantile.

         (d)  No Merger or Solicitation.

                  (i) Prior to the Effective Date, Mercantile and its Board of Directors and officers shall not initiate negotiations toward, or otherwise effect or agree to effect, any Business Combination involving Mercantile, acquire or agree to acquire any of its own capital stock or the capital stock (except in a fiduciary capacity) or assets (except in the Ordinary Course) of any other entity, or commence any proceedings for winding up and dissolution affecting it. "Business Combination" shall mean any Merger, sale or purchase of a subsidiary, sale or purchase of a substantial portion of any entity's assets, or tender offer or other means of acquisition of substantially all the outstanding capital stock of any entity.

                  (ii)Prior to the Effective Date, neither Mercantile nor any officer, director or affiliate of Mercantile, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by Mercantile shall (A) solicit or initiate, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with Mercantile; or (B) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning Mercantile's business and properties or afford any such other party access to Mercantile's properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing except in satisfaction of the Board of Directors' fiduciary duties as determined on the advice of counsel; or (C) furnish or cause to be furnished any information concerning the business, financial condition, operations, properties or prospects of Mercantile to another person, having any actual or prospective role with respect to any such transaction, provided, however, that the Mercantile shall not be prohibited from reviewing or responding in any way to unsolicited proposals involving such transactions.

                  (iii) Mercantile shall notify Sierra immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in it or engage in any Business Combination with it.

         (e) Changes in Capital Stock; Dividends. At or after the date hereof and at or prior to the Effective Date, except with the prior written consent of Sierra or as otherwise provided in this Agreement:

                  (i) Mercantile shall not amend its Articles of Incorporation or Bylaws; make any change in its authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of its shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character to do so; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security of its companies, or agree to do any of the foregoing, except as expressly provided herein;

and

                  (ii)Mercantile shall not declare, set aside or pay any cash or stock dividend or other distribution in respect of its common stock.

         (f) Employee Welfare Benefit Plans. Mercantile agrees that its employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, frozen, modified or merged into Sierra's employee welfare benefit plans as of or after the Effective Date, as determined by Sierra, in each case consistent with
Section 4980B of the Internal Revenue Code ("IRC"). On the Effective Date, Mercantile employees will commence participation in Sierra's welfare benefit plans on the same terms as Sierra employees.

         (g) Shareholder Lists and Other Information. After execution hereof, Mercantile shall from time to time make available to Sierra, upon request, a list of its shareholders and their addresses, a list showing all transfers of the its common stock and such other information as Sierra shall reasonably request regarding both the ownership and prior transfers of Mercantile's common stock.

         (h) Capital Commitments and Expenditures. After the execution of this Agreement, no new capital commitments shall be entered into and no capital expenditures shall be made by Mercantile, including but not limited to creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets furnished to and approved by Sierra and commitments and expenditures not exceeding $15,000 in the aggregate.

         (i) Asset Review. Mercantile shall continue to engage its internal asset review examiners to identify potential losses with respect to loans and other assets on its books and who shall have reviewed all NPAs, as defined in
Section 7.16(a) hereof, and other classified or criticized assets as of a date within the end of the month preceding the Adjustment Date. Mercantile shall promptly provide a copy of such reports to Sierra. Between the date of this Agreement and the end of the month preceding the Adjustment Date, all assets of Mercantile, including classified or criticized and NPAs, may be reviewed by Sierra and Sierra provide, not later than the last day of the month preceding the Adjustment Date, a report thereon to Mercantile setting forth Sierra's grading or other assessment thereof (including accounting treatment and loss recognition) utilizing Mercantile's regular loan/OREO review criteria consistent with GAAP and RAP. Mercantile may either accept and implement Sierra's grading or other assessments (including accounting treatment and loss recognition) concerning loans or OREO, or, if it does not agree with Sierra's conclusions as set forth in the report, refer the matter for resolution by the independent loan and appraisal experts agreed to in writing by the parties (the "Independent Loan Reviewer" or "Independent Appraiser") who shall immediately review and/or appraise said loan(s) or OREO utilizing Mercantile's regular loan/OREO review criteria consistent with GAAP and RAP. The parties agree that if the Independent Loan Reviewer believes it necessary to retain an Independent Appraiser (or if such an Appraiser is required by the penultimate sentence below), the selection and supervision thereof of said Appraiser shall be at the discretion and under the control of the Independent Loan Reviewer. Mercantile agrees to recognize on its books and records all loan losses and record all OREO at their net realizable value (and record related OREO expenses) based on the review/appraisal by the Independent Loan Reviewer or Independent Appraiser no later than the Adjustment Date. Sierra and Mercantile agree to accept the determinations of the Independent Loan Reviewer and Independent Appraiser. With respect to any OREO, based on all known information available from time to time, if it appears that the then current independent appraisals may not be accurate or upon request of and at the expense of Sierra, Mercantile shall immediately obtain updated independent appraisals by an Independent Appraiser (utilizing Mercantile's regular criteria consistent with GAAP and RAP) and provide copies of all such appraisals to Sierra. Any new or additional writedowns or OREO expenses shall be recorded immediately upon receiving any updated independent appraisal. The costs of the neutral loan reviewer shall be shared equally by the parties. Notwithstanding the foregoing, nothing herein shall require a reduction of the reserves as set forth on Schedule 2.1(c) except as provided in Section 2.1(c)(ii)(A).

         3.3 Covenants of Sierra.

         (a) Conduct of Business in the Ordinary Course. Prior to the Effect-ive Date:

                  (i) In the event that Sierra undertakes any transaction or series of transactions outside the ordinary course of business prior to the Effective Date, as soon as is practicable following the determination to proceed with such a transaction or transactions, Sierra shall advise the board of directors of Mercantile of such determination. For purposes of this Agreement, the "Ordinary Course" of Sierra shall consist of banking and related businesses as permitted under applicable banking laws. Unless Mercantile has given its previous written consent to any act or omission to the contrary, Sierra shall, until the Effective Date, cause its officers to use their reasonable best efforts to:

                      (A) preserve its business and business organizations intact;

                      (B) preserve the good will of customers and others having business relations with it and take no action that would materially impair the benefit to the other party of the goodwill of it or the other benefits of the Merger;

                      (C) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                      (D) comply with all laws, regulations and decrees applic-able to the conduct of its business;

                      (E) use its reasonable best efforts to keep in force at not less than its present limits all policies of insurance, including deposit insurance of the FDIC, to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                      (F) comply with all orders, agreements and memoranda of understanding with respect to it made by or with any regulatory authority of competent jurisdiction;

                      (G) file in a timely manner (taking into account any ex-tensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                      (H) not sell, lease, pledge, assign, encumber or other-wise dispose of any of its assets except for adequate value, without recourse and consistent with its customary practice; and

                      (I) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course consistent with its established loan procedures and in compliance with FRB Regulation O.

                  (ii)It is understood and agreed by the parties hereto that any consent sought of

Mercantile or required by Sierra pursuant to Section 2.4(c) or any other provision of this Agreement shall be deemed to be given following five (5) business days advanced notice by Sierra to Mercantile, which notice shall include such information as Mercantile shall reasonably request or unless the comments of Mercantile have been addressed by Sierra.



         (b) Dividends. At or after the date hereof and at or prior to the Effective Date, except with the prior written consent of Mercantile or as otherwise provided in this Agreement, Sierra shall not declare, set aside or pay any cash dividend or other distribution in respect of its common stock other than, in the discretion of the board of directors of Sierra, regular cash dividends not to exceed $0.50 per share on an annual basis.

         (c)  Indemnification; Insurance.

              (i) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Mercantile ("Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of Mercantile or any predecessor or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Date, Sierra shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to then after consultation with Sierra; provided, however, that (1) Sierra shall have the right to assume the defense thereof and upon such assumption Sierra shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Sierra elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Sierra and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Sierra, and Sierra shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Sierra shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded; based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Sierra shall be obligated to pay for such separate counsel, (3) Sierra shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and
(4) Sierra shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this

Section 3.3(c), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Sierra thereof, provided that the failure to so notify shall not affect the obligations of Sierra under this Section 3.3(c) except to the extent such failure to notify materially prejudices Sierra. Sierra's obligations under this Section 3.3(c) continue in full force and effect for a period of four (4) years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim ("Claim") asserted or made within such period shall continue until the final disposition of such Claim and provided further that Sierra shall have the right of setoff against any payments required to be made by Sierra to an Indemnified Party pursuant to this Section 3.3(c) to the extent that such Indemnified Party shall have received the indemnification to which such Indemnified Party is entitled from an insurer under a directors' and officers' liability insurance policy maintained by Mercantile or Sierra. As of the Effective Date, Sierra may in its discretion request that its insurance carrier, or Mercantile's insurance carrier, for directors' and officers' liability insurance provide extended coverage for the liability to the directors and officers of Mercantile for such period as Sierra deems appropriate.

              (ii)In the event Sierra or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Sierra assume the obligations set forth in this section. The provisions of this Section 3.3(c) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

Section 4.  REPRESENTATIONS AND WARRANTIES OF MERCANTILE.

         Mercantile represents and warrants to Sierra that, except as set forth on a Schedule attached to this Agreement and corresponding in number with the applicable section:

         4.1 Corporate Status and Power to Enter Into Agreements. (i) Mercantile is a banking corporation duly incorporated, validly existing and in good standing under California law, (ii) subject to the Government Approvals and to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Mercantile, Mercantile has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii)
Mercantile holds a currently valid license issued by the Superintendent to engage in the business of commercial banking in California at its principal office in Sacramento, California and (iv) Mercantile is not subject to any order of the FDIC, the Superintendent or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Mercantile nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. Mercantile's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

         4.2 Articles, Bylaws, Books and Records. The copies of the Articles of Incorporation and Bylaws of Mercantile heretofore delivered to Sierra are complete and accurate copies thereof as in effect on the date hereof. The minute books of Mercantile made available to Sierra contain a complete and accurate record of all meetings of Mercantile's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Mercantile fairly reflect the material transactions to which Mercantile is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

         4.3 Compliance With Laws, Regulations and Decrees. Mercantile (i) has the corporate power to own or  lease  its  properties  and to  conduct  its  business  as  currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank other than where such noncompliance or default is not likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on Mercantile taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of Mercantile as now being conducted.

         4.4 Capitalization. The authorized capital stock of Mercantile consists of 1,000,000 shares of Mercantile common stock, no par value, of which 336,980 are duly authorized, validly issued, fully paid and nonassessable except as provided in Section 662 of the California Financial Code, and currently outstanding. Said stock has been issued in compliance with all applicable securities laws. There are no outstanding (A) options, agreements, calls or commitments of any character which would obligate Mercantile to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Mercantile common stock or any other equity security of Mercantile, or (B) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Mercantile common stock or any other equity security of Mercantile.

         4.5 Equity Interest in Any Entity. Except as collateral for outstanding loans held in its loan portfolio, Mercantile does not own, directly or indirectly, any equity interest in any bank, corporation or other entity.

         4.6 Financial Statements, Regulatory Reports. No financial statement or other document to be provided to Sierra by Mercantile under this Agreement, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Mercantile has filed all material documents and reports required to be filed by it with the FDIC, the Superintendent and any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Mercantile required by governmental authorities and regulatory agencies having jurisdiction over Mercantile have been taken, including compliance with any of the FDIC or the Superintendent in their most recent Reports of Examination. Mercantile has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, where such non-compliance or default is likely to result in a material limitation on the conduct of its business or is not likely to otherwise have a material adverse effect on Mercantile taken as a whole, or (ii) threatening to revoke any license, franchise, permit or governmental authorization. Mercantile has paid all assessments made or imposed by any governmental agency. Mercantile has delivered to Sierra copies of all annual management letters and opinions, and has made available to Sierra for inspection all reviews, correspondence and other documents in the files of Mercantile prepared by its independent accounting firm delivered to Mercantile since December 31, 1995. The financial records of Mercantile have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Mercantile in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Mercantile.

         4.7  Tax Returns.

                  (i) Mercantile has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information was, when filed, complete and accurate in all material respects. Mercantile has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to Sierra and are disclosed on Schedule
4.7 hereto. Mercantile has not been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. Other than as disclosed in writing to Sierra, there are no claims pending against Mercantile for any alleged deficiency in the payment of any taxes, and Mercantile does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. As to such tax claims, Mercantile has accrued on its books an amount that is believed to be sufficient to pay all such taxes, including interest and penalties that may be due, and has reduced tangible shareholders' equity by such amount. There has been no event, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Article XIII.A of the California Constitution, of any real property owned in whole or in part by Mercantile or to Mercantile's knowledge, of any real property leased by Mercantile.

                  (ii)Mercantile has delivered to Sierra copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1994 and 1995.

                  (iii) No consent has been filed relating to Mercantile pur-suant to Section 341(f) of the IRC.

         4.8 Material Adverse Change. Except as heretofore disclosed in writing by Mercantile to Sierra, since September 30, 1996, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Mercantile (whether or not in the Ordinary Course), (ii) no change in any of the assets, licenses, permits or franchises of Mercantile that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of Mercantile, except in the Ordinary Course; and (v) no disposition by Mercantile of one or more assets that, individually or in the aggregate, are material to Mercantile, except sales of assets in the Ordinary Course.

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         4.9 No  Undisclosed  Liabilities.  Except for items for which  reserves have been established or accrued and recorded in the audited balance sheets of Mercantile as of December 31, 1995, Mercantile has not incurred or discharged, and is not legally obligated with respect to any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course after such date. No agreement pursuant to which any loans or other assets have been or will be sold by Mercantile entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the seller, to cause Mercantile to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Mercantile. Mercantile has not knowingly made and shall not make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the stock of Mercantile has been declared, set aside or paid, nor have any shares of the stock of Mercantile been purchased, redeemed or otherwise acquired, directly or indirectly, by Mercantile since December 31, 1995.

         4.10  Properties and Leases.

         (a) Mercantile has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the Mercantile balance sheet as of December 31, 1995 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since December 31, 1995, in the Ordinary Course), except (i) liens for taxes or assessments not delinquent, (ii) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the Mercantile balance sheet as of December 31, 1995, or as currently shown on the books and records of Mercantile and which do not interfere with or impair its present and continued use, (iii) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to Sierra. All tangible properties of Mercantile conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of Mercantile are in a good state of maintenance and repair and are adequate for the current business of Mercantile. No properties of Mercantile, and, to Mercantile's knowledge, no properties in which it holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To Mercantile's knowledge, Mercantile does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respect with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any asset not owned or leased by Mercantile, Mercantile has not controlled, directed or participated in the operation or management of any such asset or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such asset under applicable environmental laws.

         (b) All properties held by Mercantile under leases are held by it under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Mercantile, and Mercantile enjoys quiet and peaceful possession of such leased property.

Mercantile is not in default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

         (c) Except as disclosed to Sierra in writing, all of Mercantile's rights and obligations under the leases referred to in Section (b) above do not require the consent of any other party to the transactions contemplated by this Agreement and the Merger Agreement. Where required, Mercantile shall obtain, prior to the Effective Date, the consent of all parties to any such transaction.

         4.11 Material Contracts. Except as previously disclosed to Sierra in writing and excluding loans, lines of credit, loan commitments or letters of credit to which Mercantile is a party, Mercantile is not a party to or bound by any contract or other agreement made in the Ordinary Course which involves aggregate future payments by or to Mercantile of more than $20,000 and which is made for a fixed period expiring more than one year from the date hereof, and Mercantile is not a party to or bound by any agreement not made in the Ordinary Course which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Sierra pursuant to this Section is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no material breach or default (and no condition which, with notice or passage of time, or both, could become a material breach or default) exists with respect thereto.

         4.12 Loans. Mercantile has disclosed to Sierra in writing prior to the date hereof, and will promptly inform Sierra of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of Mercantile, that have been classified as of the date hereof or hereafter by any internal bank examiner or any bank regulatory agency or the Superintendent as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Mercantile has furnished and will continue to furnish to Sierra true and accurate information concerning the loan portfolio of Mercantile, and no material information with respect to the loan portfolio has been or will be withheld from Sierra. All loans and investments of Mercantile are legal, valid and binding obligations enforceable in accordance with its terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Sierra in writing or reserved for in the balance sheet of Mercantile as of September 30, 1996, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Mercantile does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Mercantile.

         4.13 Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course, none of the investments reflected in the Mercantile unaudited balance sheet as of September 30, 1996, and none of the investments made by Mercantile since September 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Mercantile to freely dispose of such investment at any time except as restricted by any applicable banking, securities or government regulations.

         4.14  Employment Contracts and Benefits.

         (a) Mercantile shall deliver to Sierra an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other fringe benefit plans, trust agreements, arrangements and commitments of Mercantile (including but not limited to such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible), if any, together with copies of all such plans, agreements, arrangements and commitments that are documented, any and all contracts of employment and has made available to Sierra any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts.

         (b) All contributions, premiums or other payments due from Mercantile to (or under) any plan listed in subsection (a) have been fully paid or adequately provided for through periodic accruals or otherwise on its unaudited financial statements for the period ended September 30, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

         (c) To Mercantile's knowledge, each plan listed in subsection (a) complies with all material requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

         (d) To Mercantile's knowledge, each plan listed in subsection (a) complied with all material requirements of the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations thereunder.

         (f) Mercantile has heretofore disclosed in writing to Sierra the names of each director, officer and employee of Mercantile.

         4.15 Collective Bargaining and Employment Agreements. Except as provided in this Agreement or as previously disclosed to Sierra in writing, Mercantile does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by Mercantile without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between Mercantile and any current or former employees, and to Mercantile's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         4.16 Compensation of Officers and Employees. Except as previously disclosed to Sierra in writing, (i) no officer or employee of Mercantile is receiving aggregate direct remuneration at a rate exceeding $60,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Mercantile or Sierra to any employee of Mercantile.

         4.17 Legal Actions and Proceedings. Except as previously disclosed to Sierra in writing, Mercantile is not a party to, or so far as either of them is aware, threatened with, and to Mercantile's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and Mercantile is not subject to any
                                     Page 21
potential adverse claim, the outcome of which could involve the payment or receipt by Mercantile of any amount in excess of $50,000, unless an insurer of Mercantile has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Mercantile of a monetary amount, which could materially adversely affect Mercantile or its business or property or the transactions contemplated hereby. Mercantile has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to Mercantile's knowledge, threatened against Mercantile.

         4.18  Execution and Delivery of the Agreement.

         (a) The execution and delivery of this Agreement have been duly authorized by the Board of Directors of Mercantile and, when the Merger, this Agreement and the Merger Agreement have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Mercantile common stock at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreement will be duly and validly authorized by all necessary corporate action on the part of Mercantile.

         (b) This Agreement has been duly executed and delivered by Mercantile and (assuming due execution and delivery by Sierra) constitutes, and the Merger Agreement upon its execution and delivery by Mercantile (and assuming due execution and delivery by Sierra) will constitute, legal and binding obligations of Mercantile in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditor's rights and remedies generally.

         (c) The execution and delivery by Mercantile of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (i) do not violate any provision of the Articles of Incorporation or Bylaws of Mercantile or, to Mercantile's knowledge, any provision of federal or state law or any governmental rule or regulation (assuming (A) receipt of the Government Approvals, (B) receipt of the requisite Mercantile shareholder approval, (C) due registration of the Sierra Shares under the Securities Act of 1933, as amended ("1933 Act"), (D) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (E) accuracy of the representations of Sierra set forth herein), and (ii) to Mercantile's knowledge, do not require any consent of any person except as contemplated herein, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Mercantile is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Mercantile is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Mercantile.

         4.19 Retention of Broker or Consultant. No broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Mercantile or is entitled to be paid based upon any agreements, arrangements or understandings made by Mercantile in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that Mercantile has engaged Carpenter and Company to render an opinion regarding the fairness of the Merger. Mercantile shall provide Sierra with a true and accurate copy of its agreement(s) with such firm. All costs related to such opinion shall be paid or accrued prior to the

Effective Date.

         4.20 Insurance. Mercantile is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by California commercial banks, and all of the insurance policies and bonds maintained by Mercantile are in full force and effect, Mercantile is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of Mercantile, such insurance coverage is adequate for Mercantile. Except as disclosed to Sierra in writing, there has not been any damage to, destruction of, or loss of any assets of Mercantile not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of Mercantile.

         4.21 Loan Loss Reserves. To the knowledge of Mercantile's management, the allowance for loan losses as of the Effective Date will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries.

         4.22 Transactions With Affiliates. Except as may arise in the Ordinary Course, Mercantile has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of Mercantile, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. Mercantile has not entered into any other transactions with the employees or directors of Mercantile or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Sierra. Any such transactions have been on terms no less favorable to Mercantile than those which would prevail in an arms-length transaction with an independent third party.

         4.23 Information in Sierra Registration Statement. The information pertaining to Mercantile which has been or will be furnished to Sierra for or on behalf of Mercantile for inclusion in the Sierra Registration Statement and the Proxy Materials, or in the applications to be filed to obtain the Government Approvals ("Applications"), does not and will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of Mercantile included in the Proxy Materials will present fairly the financial condition and results of operations of Mercantile at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Mercantile shall promptly advise Sierra in writing if prior to the Effective Date Mercantile shall obtain knowledge of any facts that would make it necessary to amend or supplement the Sierra Registration Statement, the Proxy Materials or the Applications, in order to make the statements therein not misleading or to comply with applicable law.

         4.24 Accuracy of Representations and Warranties. No representation or warranty by Mercantile, and no statement by Mercantile in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Sierra; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

Section 5.  REPRESENTATIONS AND WARRANTIES OF SIERRA.

         Sierra represents and warrants to Mercantile that, except as set forth on a Schedule attached to this Agreement and corresponding in number to the appropriate section:

         5.1 Corporate Status and Power to Enter Into Agreements. (i) Sierra is a corporation duly incorporated, validly existing and in good standing under California law, and is a registered bank holding company under the Bank holding Company Act of 1956, as amended, (ii) subject to the approval of this Agreement and the transactions contemplated hereby by the Superintendent, the FDIC and, unless waived, the FRB, Sierra has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) Sierra's bank subsidiary is duly licensed to engage in the commercial banking business as now conducted by it, and (iv) neither Sierra nor any of its subsidiaries is subject to any order of the FRB, the FDIC, the Superintendent or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Sierra nor the location of its properties requires it to be licensed to do business in any jurisdictions other than states of California and Nevada.

         5.2 Articles, Bylaws, Books and Records. The copies of the Articles of Incorporation and Bylaws of Sierra made available to Mercantile are complete and accurate copies thereof as in effect on the date hereof. The minute books of Sierra contain a complete and accurate summary of all meetings of Sierra's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Sierra fairly reflect the material transactions to which Sierra is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

         5.3 Compliance With Laws, Regulations and Decrees. Sierra (i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) has complied with, and is not in default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of Sierra or is not likely to otherwise have a material adverse effect on Sierra taken as a whole, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be to filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of Sierra as now being conducted.

         5.4 Capitalization. As of November 30, 1996, the authorized capital stock of Sierra consists of 10,000,000 shares of Sierra common stock, no par value, of which 2,754,569 are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, 9,800,000 shares of preferred stock none of which is outstanding, 200,000 shares of series A preferred stock none of which are issued or outstanding and $8,705,000 of Sierra debentures convertible into 870,500 shares of Sierra common stock. Said stock has been issued in compliance with all applicable securities laws. There are currently outstanding options to purchase 384,080 shares of Sierra common stock, at a weighted average exercise price of $9.47 per share, issued pursuant to its 1996 Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Sierra has adopted a Board of Directors Deferred Compensation and Stock Award Plan under which the members of Sierra's Board of Directors can elect to defer earned director compensation and take such compensation upon retirement from the Board either in the form of Sierra Shares or in cash. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Sierra to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Sierra common stock or any other equity security of Sierra, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Sierra common stock or any other equity security of Sierra. The outstanding common stock of Sierra has been duly and validly registered with the Commission pursuant to the 1934 Act, to the extent required thereunder.

         5.5 Financial Statements, Regulatory Reports. No financial statement or other document to be provided to Mercantile by Sierra under this Agreement, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. Sierra has filed all material documents and reports required to be filed by it with the FRB, the Commission and any other governmental authority having jurisdiction over its business or any of its assets or properties. All such reports conform in all material respects with the requirements promulgated by such regulatory agencies. All compliance or corrective action relating to Sierra required by governmental authorities and regulatory agencies having jurisdiction over Sierra or any of its bank subsidiaries have been taken. Sierra has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization of Sierra. Sierra has paid all assessments made or imposed by any governmental agency. Sierra has delivered to Mercantile copies of all annual management letters and opinions, and has made available to Mercantile for inspection all reviews, correspondence and other documents in the files of Sierra prepared by Deloitte & Touche or any other certified public accountant engaged by Sierra and delivered to Sierra since December 31, 1995. The financial records of Sierra have been, are being and shall be maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Sierra in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Sierra.

         5.6  Tax Returns.

         (a) Sierra has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by each of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Sierra has paid all taxes, fees and other governmental charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to Mercantile. Except as set forth below, neither Sierra nor any of its subsidiaries has been requested to give or has given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by either of them for any period. Except as set forth below, there are no claims pending against Sierra or any of its subsidiaries for any alleged deficiency in the payment of any taxes, and Sierra does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes.

         (b) No consent has been filed relating to Sierra pursuant to Section 341(f) of the IRC.

         5.7 Material Adverse Change. Except as heretofore disclosed in writing by Sierra to Mercantile, since September 30, 1996, there has been no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Sierra (whether or not in the Ordinary Course).

         5.8 Legal Actions and Proceedings. Except as previously disclosed to Mercantile in writing, Sierra is not a party to, or so far as either of them is aware, threatened with, and to Sierra's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and Sierra is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Sierra of any amount in excess of $200,000, unless an insurer of Sierra has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Sierra of a monetary amount, which could materially adversely affect Sierra or its business or property or the transactions contemplated hereby. Sierra has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the knowledge of Sierra, threatened against Sierra.

         5.9  Execution and Delivery of the Agreement.

         (a) The Merger, this Agreement and the Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of Sierra.

         (b) This Agreement has been duly executed and delivered by Sierra and (assuming due execution and delivery by Mercantile) constitutes, and the Merger Agreement, upon its execution and delivery by Sierra (and assuming due execution and delivery by Mercantile) will constitute, legal and binding obligations of Sierra in accordance with its terms.

         (c) The execution and delivery by Sierra of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (i) do not violate any provision of the Articles of Incorporation or Bylaws of Sierra or, to Sierra's knowledge, any provision of federal or state law or any governmental rule or regulation (assuming (A) receipt of the Government Approvals, (B) due registration of the Sierra Shares under the 1933 Act, (C) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (D) accuracy of the representations of Mercantile set forth herein), and (ii) to Sierra's knowledge, do not require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Sierra is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Sierra is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Sierra.

           5. 10 No Undisclosed Liabilities. Except for items for which reserves have been established in the audited balance sheets of Sierra as of December 31, 1995, Sierra has not incurred or discharged, and is not legally obligated with respect to any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), which would have a material effect on the capital or earnings of Sierra other than as a result of operations in the Ordinary Course after such date. Other than a possible cash dividend by Sierra payable to shareholders of record as of March, 1997, no cash, stock or other dividend or any other distribution with respect to the stock of Sierra has been declared, set aside or paid, nor have any shares of the stock of Sierra been purchased, redeemed or otherwise acquired, directly or indirectly, by Sierra since December 31, 1995.

           5. 11 No Material Environmental Liabilities. To Sierra's knowledge, Sierra does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respect with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment the liability of remediation for which would cause a material adverse change in the capital or earnings of Sierra.

          5.12 No Material Liabilities Under ERISA. No governmental agency or claimant or representative of such claimant have alleged a material violation of ERISA by Sierra the liability for which, if adversely determined, would result in a material adverse change in the capital or earnings of Sierra.

           5.13 Retention of Broker or Consultant. No broker, agent, finder, consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Sierra or is entitled to be paid based upon any agreements, arrangements or understandings made by Sierra in connection with any of the transactions contemplated by this Agreement or the Merger Agreement.

           5. 14 Loan Loss Reserves. To the knowledge of Sierra's management, the allowance for loan losses in the Sierra balance sheet dated September 30, 1996, and as of the Effective Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries, including compliance with the comments of the FDIC in its most recent Report of Examination.

         5.15 Information in Sierra Registration Statement. The information pertaining to Sierra which has been or will be furnished for or on behalf of Sierra for inclusion in the Sierra Registration Statement or the Proxy Materials, or in the Applications, does not and will not contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify information as of an earlier date. All financial statements of Sierra included in the Proxy Materials will present fairly the financial condition and results of operations of Sierra at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Sierra shall promptly advise Mercantile in writing if prior to the Effective Date Sierra shall obtain knowledge of any facts that would make it necessary to amend the Sierra Registration Statement, the Proxy Materials or any Application, or to supplement the prospectus, in order to make the statements therein not misleading or to comply with applicable law.

         5.16 Accuracy of Representations and Warranties. No representation or warranty by Sierra, and no statement by Sierra in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Mercantile; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

Section 6.  SECURITIES ACT OF 1933; SECURITIES AXCHANGE ACT OF 1934.

         6.1 Preparation and Filing of Registration Statement. Unless exempted from registration by Section 3(a)(10) of the 1933 Act, Sierra shall promptly prepare and file with the Commission a registration statement on the appropriate form ("Sierra Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the Sierra Shares to be issued in the Merger. Sierra and Mercantile shall promptly prepare Proxy Materials for the purpose of submitting the Merger, this Agreement and the Merger Agreement to the shareholders of Mercantile for approval. Sierra and Mercantile shall cooperate in all reasonable respects with regard to the preparation of the Sierra Registration Statement and the Proxy Materials. The Proxy Materials in definitive form are expected to serve as the prospectus to be included in the Sierra Registration Statement. Sierra and Mercantile shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Sierra Registration Statement or the Proxy Materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Sierra Registration Statement and the Proxy Materials.

         6.2 Effectiveness of Registration Statement and Listing of Shares. Sierra and Mercantile shall use their commercially reasonable efforts to have the Sierra Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter Mercantile shall distribute the Proxy Materials to holders of its common stock in accordance with applicable laws. Sierra shall use commercially reasonable efforts to cause the Sierra Shares issued to effect the Merger to be approved for listing on the Nasdaq National Market System when such Sierra Shares are issued to Mercantile's shareholders.

         6.3 Sales and Resales of Common Stock. Sierra shall not be required to maintain the effectiveness of the Sierra Registration Statement for the pur-pose of sale or resale of the Sierra Shares by any person.

         6.4 Rule 145 and Related Matters. At Sierra's option, securities representing Sierra Shares issued to "affiliates", as that term is defined in the 1933 Act, of Mercantile (as determined by counsel to Sierra and Mercantile) under Rule 145 of the Rules and Regulations under the 1933 Act pursuant to the Merger Agreement will be subject to stop transfer orders and will bear a restrictive legend in substantially the following form:

                  "The Securities Represented by this Certificate Have been Issued in a Transaction to Which Rule 145 Promulgated under the Securities Act of 1933, as Amended, Applies and May Only Be Sold or Otherwise Transferred in Compliance with the Requirements of Rule 145 or Pursuant to an Effective Registration Statement under Said Act or in a Transaction Which, in the Opinion of Counsel Satisfactory to the Issuer, satisfies an Exemption from Such Registration."

Should any opinion of counsel described in clause (ii) of the foregoing legend indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Sierra will upon request substitute unlegended securities and remove any stop transfer orders.

Section 7.  CONDITIONS TO THE OBLIGATIONS OF SIERRA.

         The obligations of Sierra under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Sierra at any time at or prior to the Effective Date:

         7.1 Representations and Warranties. The representations and warranties of Mercantile in Section 4 hereof shall be true and correct in all material respects on and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to an earlier date.

         7.2 Compliance and Performance Under Agreement. Mercantile shall have performed and complied in all material respects with all terms of this Agreement and the Merger Agreement required to be performed or complied with by it at or prior to the Effective Date.

         7.3 Material Adverse Change. No materially adverse change shall have occurred since September 30, 1996, in the business, financial condition or results of operations of Mercantile and Mercantile shall not be a party to or, so far as Mercantile is aware, threatened with, and to Mercantile's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any Government agency if, in the reasonable judgment of Sierra, such legal action or proceeding could materially adversely affect Mercantile, or its business, financial condition or results of operations.

         7.4 Approval of Agreement. The Merger, this Agreement and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Mercantile common stock.

         7.5 Officer's Certificate. Sierra shall have received a certificate, dated the Effective Date, signed on behalf of Mercantile by its President to the effect that the conditions in Sections 7.1-7.4 have been satisfied.

         7.6 Opinion of Counsel. Mercantile shall have delivered to Sierra such documents as may reasonably be requested by Sierra to evidence compliance by Mercantile with the provisions of this Agreement and the Merger Agreement, including an opinion of its counsel in a form substantially as set forth on
Exhibit 7.6.

         7.7 Absence of Legal Impediment. On the Effective Date, the absence of:
(a) any suit, action or proceeding, or order against Mercantile or Sierra with respect to any part of this Agreement, or the Merger, or challenging, enjoining, or otherwise affecting the consummation of the Merger which, in the opinion of counsel for Sierra, materially affects the Merger or the consummation of this Agreement; or (b) any pending or threatened action or proceeding by the United States Department of Justice or other federal governmental agency seeking to enjoin, prohibit or otherwise impede the Merger; or (c) a banking moratorium or other suspension of payment by banks in the United States or any general limitation on extension of credit by lending banks in the United States.

         7.8 Effectiveness of Registration Statement. The Sierra common stock to be issued to Mercantile shareholders shall have been determined to be exempt from registration or the Sierra Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received.

         7.9 Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Governmental Approval shall have been satisfied; provided, however, that no Government
Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which Sierra in its reasonable judgment shall deem to be materially burdensome (in which case Sierra shall promptly notify Mercantile). For purposes of this Agreement no condition shall be deemed to be "materially burdensome" if such condition does not materially differ from conditions regularly imposed by the FRB, the Superintendent, or FDIC in orders approving transactions of the type contemplated by this Agreement and compliance with such condition would not:

         (a) require the taking of any action inconsistent with the manner in which Sierra or Mercantile has conducted its business previously;

         (b) have a material adverse effect upon the business, financial con-dition or results of operations of Sierra or Mercantile; or

         (c) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

         7.10 Tax Opinion. Sierra and Mercantile shall have received an opinion of counsel or accountants satisfactory to both parties, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to both parties, substantially to the effect that under federal income tax law and California income and franchise tax law:

         (a) The Merger will comply with the requirements of Internal Revenue Code Section 368;

         (b) Except for the Cash Component of the Exchange Amount and any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Mercantile Shares who receive Sierra Shares in exchange for the Mercantile Shares which they hold;

         (c) The holding period of Sierra Shares exchanged for Mercantile Shares will include the holding period of the Mercantile Shares for which they are exchanged, assuming the shares of Mercantile Shares are capital assets in the hands of the holder thereof at the Effective Date; and

         (d) The basis of the Sierra Shares received in the exchange will be the same as the basis of the Mercantile Shares for which they are exchanged, less any basis attributable to the Cash Component or to fractional shares for which cash is received.

         7.11 Unaudited Financials. Not later than the Determination Date, Mercantile shall have furnished Sierra a copy of its most recently prepared unaudited consolidated financial statements for the period beginning January 1, 1997 and ending the monthend immediately preceding the Determination Date, including a balance sheet and statement of income of Mercantile for that period.

         7.12 Rule 145 Undertaking. Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of such party shall have delivered to Sierra, as soon as practicable after the date of this Agreement, and prior to the date of the shareholder meeting called by Mercantile to approve this Agreement, a written agreement, in the form of
Exhibit 7.12 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any Sierra Shares to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding any other provision of this Agreement, no certificate for Sierra Shares shall be delivered in exchange for Mercantile Shares held by any such "affiliate" who shall not have executed and delivered such an agreement.

         7.13 Closing Documents. Sierra shall have received such certificates and other closing documents as counsel for Sierra shall reasonably request.

         7.14 Consents. Mercantile shall have received, or Sierra shall have satisfied itself that Mercantile will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to Mercantile, in each case in form and substance reasonably satisfactory to Sierra, and no such consent or license or permit shall have been withdrawn or suspended.

         7.15 Shareholder Agreements. All directors of Mercantile and the Brooks Trust shall have entered into a shareholder's agreement in the form attached hereto as Exhibit 7.15 contemporaneously with the execution of this Agreement by which such shareholders agree to vote their shares and any shares over which such shareholders have voting authority in favor of the Merger and further agreeing, to the extent permitted by law and the bylaws of Mercantile, to vote in favor of the Merger by consent solicitation.

          7.16 Financial Conditions to Closing. The books of Mercantile as of the Adjustment Date and as of Closing shall reflect compliance with the following financial conditions:

         (a) Other Real Estate and Non-Performing Loans. Mercantile's other real estate owned ("OREO"), non-performing loans ("NPAs") (those loans not accruing interest on Mercantile's books), loans 90 days or more past due, and other loans under regulatory requirements classified as substandard or non-performing shall not exceed $2.495 million and the ratio of OREO and NPAs to Shareholder Equity plus Allowance for Loan Losses ("ALL") shall not exceed 42.5%.

         (b) Loan Loss Reserves. Mercantile shall maintain an ALL of no less than $962 thousand, less reserves deleted from Schedule 2.1(c) pursuant to the terms of Section 2.1(c)(ii)(A), and 2.95% of total loans, whichever is greater, and a ratio of ALL to NPAs of not less than 38.5% ("Coverage Ratio").

Section 8.  CONDITIONS TO THE OBLIGATIONS OF MERCANTILE.

         The obligations of Mercantile under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Date of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of Mercantile at any time at or prior to the Effective Date:

         8.1 Representations and Warranties. The representations and warranties of Sierra in Section 5 hereof shall be true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically related to an earlier date.

         8.2 Compliance and Performance Under Agreement. Sierra shall have performed and complied in all material respects with all of the terms of this Agreement and the Merger Agreement required to be performed or complied with by them at or prior to the Effective Date.

         8.3 Material Adverse Change. No materially adverse change shall have occurred since September 30, 1996, in the business, financial condition, results of operations or properties of Sierra and its subsidiaries taken as a whole, and Sierra shall not be engaged in, or a party to or so far as Sierra is aware, threatened with, and to Sierra's knowledge no grounds shall exist for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Mercantile, such legal action or proceeding could materially adversely affect Sierra or its business, financial condition, results of operations or assets.

         8.4 Approval of Agreement. The Merger, this Agreement and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of a majority of the outstanding shares of Mercantile common stock.

         8.5 Officer's Certificate. Mercantile shall have received a certificate, dated the Effective Date, signed on behalf of Sierra by its President and Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 8.1-8.4 hereof.

         8.6 Opinion of Counsel. Sierra shall have delivered to Mercantile such documents as may reasonably be requested by Mercantile to evidence compliance by Sierra with the provisions of this Agreement and the Merger Agreement, including an opinion of its counsel in a form substantially as set forth on Exhibit 8.6.

         8.7 Absence of Legal Impediment. On the Effective Date, the absence of:
(a) any suit, action or proceeding, or order against Mercantile or Sierra with respect to any part of this Agreement, or the Merger, or challenging, enjoining, or otherwise affecting the consummation of the Merger which, in the opinion of counsel for Mercantile, materially affects the Merger or the consummation of this Agreement; or (b) any pending or threatened action or proceeding by the United States Department of Justice or other federal governmental agency seeking to enjoin, prohibit or otherwise impede the Merger; or (c) a banking moratorium or other suspension of payment by banks in the United States or any general limitation on extension of credit by lending banks in the United States.

         8.8 Effectiveness of Registration Statement. The Sierra common stock to be issued to Mercantile shareholders shall have been determined to be exempt from registration or the Sierra Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act. No stop order suspending the effectiveness of the Sierra Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission. All state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received.

         8.9 Government Approvals. The Government Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by law or by any such approval shall have been satisfied; provided, however that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present business or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which Mercantile in its reasonable judgment shall deem to be materially burdensome (in which case Mercantile shall promptly notify Sierra).

         8.10 Tax Opinion or Ruling. Sierra and Mercantile shall have received the opinion referred to in Section 7.10 hereof which opinion shall meet the requirements of such section.

         8.11 Uaudited Financials. Not later than the Determination Date, Sierra shall have furnished Mercantile a copy of its most recently prepared unaudited year-to-date consolidated financial statements, including a balance sheet and year-to-date statement of income of Sierra.

         8.12 Closing Documents. Mercantile shall have received such certifi-cates and other closing documents as counsel for Mercantile shall reasonably request.

         8.13 Fairness Opinion. The Board of Directors of Mercantile shall have received an opinion of its financial advisor to the effect that the terms of the Merger are fair, from a financial point of view, to Mercantile and its shareholders.

Section 9.  CLOSING

         9.1 Closing Date. The closing of the transactions contemplated by this Agreement ("Closing") shall, unless another date, time or place is agreed to in writing by Sierra and Mercantile, be held at the offices of McCutchen, Doyle, Brown & Enersen, San Francisco, California on the Effective Date.

         9.2 Delivery of Documents. At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

         9.3 Filings. At the Closing, Sierra and Mercantile shall instruct its representatives to make or confirm such filings as shall be required in the opinion of counsel to Sierra and Mercantile to give effect to the Merger.

Section 10.  EXPENSES.

         10.1 Merger Related Expenses. Each party hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, the costs incurred by such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of the Merger Agreement, this Agreement, the Sierra Registration Statement and the

Proxy Materials (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Mercantile shall pay or accrue up to $10,000 toward the printing costs of the Sierra Registration Statement and the Proxy Materials and the costs of distributing the Proxy Materials and other information relating to these transactions to shareholders of Mercantile. All fees payable pursuant to state "blue-sky" securities laws, fees related to obtaining a tax opinion, the fee required to be paid to the Commission to register the Sierra Shares shall be shared equally by the parties. For purposes of determining Adjusted Book Value, all expenses of Mercantile in connection with the Merger shall be treated as if they have been paid by accrued on the books of Mercantile as of the Determination Date.

          10.2 Miscellaneous Mercantile Expenses. For purposes of determining Adjusted Book Value, as of the Adjustment Date Mercantile shall accrue on its books all expenses or contractual obligations that are or will become due as of the Effective Date that have been incurred by Mercantile or for which Mercantile will be liable, regardless of whether Mercantile has received a billing or invoice for such expenses or obligations.

Section 11.  AMENDMENT; TERMINATION

         11.1 Amendment. This Agreement and the Merger Agreement may be amended by Sierra and Mercantile at any time prior to the Effective Date without the approval of the shareholders of Mercantile with respect to any of their terms except, after Mercantile shareholders have approved the Merger, the terms relating to the form or amount of consideration to be delivered to Mercantile shareholders in the Merger.

         11.2 Termination. This Agreement and the Merger Agreement may be ter-minated as follows:

         (a) By the mutual consent of the Boards of Directors of both Sierra and Mercantile at any time prior to the consummation of the Merger.

         (b) By the Board of Directors  of Sierra on or after June 30, 1997,  if
(i) any of the conditions in Section 7 to which the obligations of Sierra are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Sierra and Mercantile shall have failed to complete the Merger.

         (c) By the Board of Directors of Sierra if (i) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which materially adversely affect Mercantile or its properties, operations or financial condition, (ii) a materially adverse change shall have occurred since September 30, 1996, in the business, financial condition, results of operations or properties of Mercantile, or (iii) there has been material failure or prospective material failure on the part of Mercantile to comply with its obligations under this Agreement or the Merger Agreement, or any material failure or prospective failure to comply with any of the conditions set forth in
Section 7 hereof.

         (d) By the Board of Directors of Sierra in the event that Mercantile enters into a transaction or series of transactions with a third person or group providing for the acquisition of all or a substantial part of Mercantile, whether by way of merger, exchange or purchase of stock, sale of assets or otherwise.

         (e) By the Board of Directors of Mercantile on or after June 30, 1997, if (i) any of the conditions contained in Section 8 to which the obligations of Mercantile are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived but Sierra shall have failed to complete the Merger;

provided, however, that if Sierra is engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Governmental Approvals or if Sierra shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such nonfulfillment shall not give Mercantile the right to terminate this Agreement until the earlier of (A) June 30, 1997, and (B) 60 days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto, including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto provided such date shall not occur beyond December 31, 1997.

         (f) By the Board of Directors of Mercantile if (i) it has become aware of any facts or circumstances of which it was not aware on the date hereof and which can or do materially adversely affect Sierra or its properties, operations or financial condition, (ii) a materially adverse change shall have occurred since September 30, 1996 in the business, financial condition, results of operations or assets of Sierra, or (iii) there has been a material failure or prospective material failure on the part of Sierra to comply with its obligations under this Agreement or the Merger Agreement, or any material failure or prospective material failure to comply with any condition set forth in Section 8.

         (g) By the Board of Directors of Mercantile in the event Sierra or its affiliates enter into a Business Combination with any other entity which does not expressly contemplate the performance by Sierra or its successor in interest of Sierra's obligations under this Agreement and Sierra indicates it will not consummate this Agreement.

         11.3 Termination. The power of termination hereunder may be exercised by Sierra or Mercantile, as the case may be, only by giving written notice, signed on behalf of such party by its Chief Executive Officer or President, to the other party.

         11.4 Breach of Obligations. If there has been a material breach by either party in the performance of any of the obligations herein which shall not have been cured within ten business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

         11.5  Termination and Expenses.

         (a) If this Agreement is terminated for any reason, the Merger Agreement shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 10, to maintain the confidentiality of the other party's information pursuant to Section 3.1(f), or the provisions of this Section 11.5 or of Sections 12.1-12.7.

         (b) If Sierra terminates this Agreement pursuant to Section 11.2(d) or because of a willful breach of the Agreement by Mercantile, Mercantile shall pay to Sierra, on demand, the sum of $350,000. If Mercantile terminates this Agreement pursuant to Section 11.2(g) or because of a willful breach of the Agreement by Sierra, Sierra shall pay to Mercantile, on demand, the sum of $350,000. In each case, the amount indicated shall be deemed consideration or liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement, provided, however, each party shall remain liable for expenses as set forth in Section 10.

Section 12.  MISCELLANEOUS.

         12.1 Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:


         To Sierra:                               To Mercantile:

         SierraWest Bancorp                       Mercantile
         10181 Truckee-Tahoe Airport Road         455 Capitol Mall
         Truckee, California 96160                Sacramento, California 95814
         Attention:  William T. Fike              Attention:  Michael Burkart
                     President & CEO                          President & CEO

         With a copy to:                          With a copy to:

         McCutchen, Doyle, Brown &                Lillick & Charles
         Enersen                                  Two Embarcadero Center
         Three Embarcadero Center                 San Francisco, CA 94111
         San Francisco, CA  94111                 Attention:  Ronald W. Bachli
         Attention:  James M. Rockett

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         12.2 Binding Agreement. This Agreement is binding upon and is for the benefit of Sierra and Mercantile and its successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

         12.3 Survival of Representations and Warranties. No investigation by Sierra or Mercantile made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that representations, warranties, covenants and agreements of Sierra and Mercantile contained in this Agreement shall not survive the Closing.

         12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         12.5 Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         12.6 Entire Agreement; Severability. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

          12.7    Counterparts.    This    Agreement    may   be   executed   in
severalcounterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Sierra and Mercantile have each caused this Agreement and Plan of Merger to be signed by its Chief Executive Officer or Chairman as of the day and year first above written.



MERCANTILE BANK                                   SIERRAWEST BANCORP



By /s/Michael Burkart                             By/s/ William T. Fike
     Michael Burkart                                   William T. Fike
     President and                                     President and
     Chief Executive Officer                           Chief Executive Officer



                                                   SIERRAWEST BANK



                                                   By/s/ William T. Fike
                                                        William T. Fike
                                                        President and
                                                        Chief Executive Officer

                                    EXHIBIT A
                                Merger Agreement

              This merger agreement ("Merger Agreement") dated as of ___________, 1997 between SierraWest Bank, ("Subsidiary"), a California banking corporation, and Mercantile Bank ("Mercantile"), a California banking corporation is entered into as follows:

         Section 1.  Outstanding Shares.

              (a) Mercantile is a California banking corporation authorized by the California State Banking Department. Mercantile has 1,000,000 authorized shares of no par value common stock of which 336,980 are outstanding. Mercantile has no outstanding shares of preferred stock, options or warrants.

              (b) Subsidiary is a California banking corporation authorized by the California State Banking Department. Subsidiary has ____________ authorized shares of common stock of which __________ are outstanding.. Subsidiary has no outstanding shares of preferred stock, options or warrants.

         Section 2.  The Merger.

              Mercantile shall be merged into Subsidiary ("Merger").

         Section 3.  Conversion of Shares.

              Upon consummation of the Merger, (i) each outstanding share of Mercantile, other than shares held by shareholders who perfect their rights as dissenting shareholders under California law, shall be converted into the right to receive the exchange amount of $_____ per share ("Per Share Exchange Amount") comprised of a Cash Component of 50% and a Stock Component consisting of common stock of SierraWest
         Bancorp valued at 50%, in accordance with an election described in Section __ below; and (ii) the outstanding shares of Subsidiary shall remain the outstanding shares of the Surviving Corporation and are not affected by the Merger; and there will be no other outstanding shares, options, warrants or other stock rights to acquire any shares of Mercantile.

         Section 4.  Terms of Cash/Stock Election.

              The Exchange Amount will be allocated to the Stock Component and the Cash Component in accordance the following election and procedures (the "Cash/Stock Election").

         Mercantile shareholders may elect to receive the Exchange Amount in either all SierraWest Bancorp shares or all cash. If no election is made, the shareholder will receive cash equal to 50% and stock of a value equal to 50%.

         If the aggregate Cash Component is undersubscribed, the unsubscribed portion of this minimum aggregate Cash Component will be allocated pro rata (by number of shares) among all Mercantile shareholders; if the aggregate Cash Component is oversubscribed, the Cash Component of each Mercantile shareholder electing to receive cash will be reduced pro rata (by number of shares electing to receive cash). The total of the Cash Component and the Stock Component will always equal the Exchange Amount.

         Mercantile shareholders who make a Cash/Stock Election have no assurance that they will in fact receive all cash or all stock. They will receive cash in excess of the above amount per share only to the extent excess cash is available under the limitation set forth above, and they will receive all stock only if other Mercantile shareholders elect at least an aggregate of 50% in cash.

         Section 5.  Articles of Incorporation and By-Laws.

              (a) The Articles of Incorporation of Subsidiary shall, upon the Effective Date, be the Articles of Incorporation of the Surviving Corporation. It is the intention of the parties that the Merger will be treated as a tax free reorganization pursuant to Section 368 of the Internal Revenue Code.

              (b) The By-Laws of Subsidiary, as they exist on the Effective Date, shall be the By-Laws of the Surviving Corporation until the same are amended.

         Section 6.  Exchange of Shares.

              The conversion of shares as provided in the Merger Agreement shall occur automatically upon the Effective Date without action by the holders thereof. Each holder of Mercantile Shares shall on or after the Effective Date surrender each certificate representing Mercantile Shares to the Exchange Agent appointed by the parties and shall be entitled to receive in exchange therefor the Per Share Exchange Amount.

         Section 7.  Effect of Merger And Effective Date.

              The effect of the Merger and the Effective Date of the Merger are as prescribed by law.

         Section 8.  Officers and Directors

              The officers and directors of Subsidiary holding office on the Effective Date shall be the officers and directors of the Surviving Corporation until removed as provided by law or until the election of their respective successors.

         Section 9.  Acts of Merging Corporation

              Mercantile, as the merging corporation, shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.

         All capitalized term herein shall have the meanings ascribed to them in this Merger Agreement; provided, however, if no meaning is separately ascribed to such capitalized terms in this Merger Agreement, then such terms will have the meanings ascribed to them in the Agreement and Plan of Acquisition and Merger dated __________, 1997.

         In witness whereof the parties have executed this Merger Agreement.


              Mercantile Bank


              By_____________________________________
                  Michael Burkart
                  President


              By_____________________________________
                  Secretary




              SierraWest Bank




              By______________________________________
                  William T. Fike
                  President



              By______________________________________
                  Secretary

                                   Exhibit 7.6

_______________, 1997

SierraWest Bancorp
P.O. Box 61000
Truckee, CA 96161


                       SierraWest Bancorp- Mercantile Bank

Ladies and Gentlemen:

We have acted as counsel for Mercantile Bank ("Mercantile"), a California banking corporation, with respect to the merger (the "Merger") of Mercantile and SierraWest Bank, a California banking corporation, pursuant to the Plan of Acquisition and Merger dated as of January __, 1997 (the "Agreement") between Mercantile, SierraWest Bancorp and SierraWest Bank (collectively "Sierra"), a California corporation, and Exhibit A thereto (the "Merger Agreement"). This opinion is rendered to you pursuant to Section 7.6 of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meanings assigned to them in the Agreement.

In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

     A.  The Agreement and the exhibits thereto;

     B. Resolutions of the board of directors of Mercantile with respect to the Merger;

     C. Articles of Incorporation of Mercantile certified by the California Secretary of State as of a recent date;

     D.  Bylaws, minute book and stock ledger of Mercantile;

     E. Certificate of Status from the California Secretary of State indicating that Mercantile is in good standing in California as of a recent date (the "Status Certificate");

     F. Registration Statement on Form S-4 of Sierra and the related Proxy Statement of Mercantile with respect to the Merger (the "Proxy Materials");

     G. Proceedings of the meeting of shareholders of Mercantile held on _____________; and,

     H.  An officers' certificate of Mercantile as to certain factual matters.

We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of Mercantile), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by Sierra and Mercantile in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of Mercantile; that the Agreement is the valid and binding obligation of Mercantile; that Mercantile will enforce the Agreement in a commercially reasonable manner; and that the Agreeent contains the entire agreement of the parties.

Our opinion in paragraph 3 below is subject to :

(i)  the  effect  of  bankruptcy,   insolvency,   reorganization,   arrangement,
moratorium, and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally;

(ii) limitations imposed by California law, federal law, or equitable principles upon any of the remedies, covenants, or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of California and federal court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where: (A) the breach of such covenants or provisions imposes restrictions or burdens upon one party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (B) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing, and

(iii) the power of federal and state courts to refuse to enforce (or to stay the enforcement of) any provision of the Agreement which purports to waive the rights of Mercantile to assert the claims or defenses available to Mercantile by statute, common law, or equity.

Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of Mercantile, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys within this firm who have rendered such services; (ii) receipt of a certificate executed by an officer of Mercantile covering such matters; and (iii) opinions of other counsel engaged by Mercantile regarding any litigation matters with respect to which we do not represent Mercantile. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Mercantile.

Based upon and subject to the foregoing, we are of the opinion that:

     1. Mercantile is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Mercantile is duly licensed as a commercial bank by the California State Banking Department, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

     2. Mercantile has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by Mercantile of the Agreement and the Merger Agreement did not, and the consummation by Mercantile of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of Mercantile's articles of incorporation or bylaws, any provision of federal or California law applicable to Mercantile, or any governmental regulation applicable to Mercantile, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which Mercantile is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to Mercantile).

     3. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by Mercantile, and each of them is a valid and binding agreement of Mercantile.

     4. All California state and federal regulatory approvals that are required to be obtained by Mercantile in connection with the Merger have been obtained.

     5. To our knowledge, Mercantile is not a party to, and is not threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of Mercantile to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or where the amount in controversy exceeds $50,000 and which has not been disclosed by Mercantile to Sierra.

     6. The authorized capital stock of Mercantile consists of 1,000,000 shares of no par value common stock. To our knowledge and before giving effect to the issuance of shares in connection with the Merger:

         (a) 336,980 shares of common stock are duly authorized, validly issued and outstanding, fully paid and, except as provided in California Financial Code ss.662, nonassessable;

         (b) there are no outstanding (i) options, agreements, calls or commitments of any character that would obligate Mercantile to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Mercantile common stock or any other equity security of Mercantile, or (ii) warrants or options relating to, rights to acquire or debt or equity securities convertible into, shares of Mercantile common stock or any other equity security of Mercantile; and.


         (c) the outstanding common stock of Mercantile has not been registered with the Securities and Exchange Commission or the FDIC pursuant to the 1934 Act.

In connection with the preparation of the Registration Statement, including the related Proxy Materials, we have performed legal services for Mercantile and participated in conferences with directors, officers and employees of Mercantile and representatives of the independent accountants for Mercantile. At such conferences, the contents of the Proxy Materials related to Mercantile and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements related to Mercantile and contained in the Proxy Materials, on the basis of the foregoing, we are not aware of any facts that would lead us to believe that the Proxy Materials as of the date thereof contained any statement in respect to Mercantile which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading. In making the foregoing statement, we express no belief with respect to the financial statements and other financial and statistical data included in the Proxy Materials or with respect to statements in, or omissions from, the Proxy Materials made in reliance upon, or in conformity with, information furnished by Mercantile for use in connection with the Proxy Materials.

We are members of the bar of the State of California. Our opinions below are limited to the effect of (i) the laws of the State of California and (ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

This opinion is rendered solely for the benefit of Sierra in connection with the Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

Very truly yours,

Lillick & Charles, LLP

                                  EXHIBIT 7.12

                              Rule 145 Undertaking

January __, 1997

SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
P.O. Box 61000
Truckee, CA  96160

Ladies and Gentlemen:

The undersigned is a director of Mercantile Bank ("Mercantile") and an owner of common stock of Mercantile ("Mercantile Common Stock").

Mercantile and SierraWest Bancorp ("Sierra") have entered into a Plan of Acquisition and Merger ("Agreement") dated today's date related to the Merger of Mercantile into Sierra. In consideration of the premises and the representations, warranties, agreements and conditions in this letter and in the Agreement and in order to induce Sierra to execute the Agreement, the undersigned agrees and undertakes, as follows:

The undersigned is currently determined to be an affiliate of Mercantile for purposes of Rule 145 promulgated by the Securities and Exchange Commission. The following undertaking is given pursuant to and in compliance with Section 7.12 of the Agreement. The Merger will result in the issuance of new common stock of Sierra.

The undersigned understand that Sierra and Mercantile are relying on the performance of the covenants contained herein to insure that any sales of shares owned by the undersigned are not deemed to be acting as an underwriter in an unregistered public offering in violation of federal securities laws.

The undersigned hereby further agrees not to sell, transfer or dispose of any shares of Sierra acquired in the Merger, or to attempt to do so, whether or not deemed to be an affiliate of Sierra, unless such sale, transfer or disposition is made:

     (i) pursuant to a then-current, effective registration statement under the Securities Act of 1933, or

     (ii)in a transaction which, in the opinion of counsel satisfactory to the issuer, is not required to be registered under the Securities Act of 1933; or

     (iii) in a transaction permitted by the Securities and Exchange Commis-sion's Rule 145.

The undersigned acknowledges that the above agreements are supported by valid consideration.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                               Very truly yours,


                               -----------------------------

                                  EXHIBIT 7.15

                              Shareholder Agreement



                                January __, 1997



SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
P.O. Box 61000
Truckee, CA  96160

Ladies and Gentlemen:

The undersigned is a director of Mercantile Bank ("Mercantile") and an owner of common stock of Mercantile ("Mercantile Common Stock").

Mercantile and SierraWest Bancorp ("Sierra") have entered into a Plan of Acquisition and Merger ("Agreement") dated today's date related to the Merger of Mercantile into Sierra. This Shareholder Agreement is delivered in accordance with Section 7.15 of the Agreement. In consideration of the premises and the representations, warranties, agreements and conditions in this letter and in the Agreement and in order to induce Sierra to execute the Agreement, the undersigned agrees and undertakes, as follows:

The undersigned will vote, in person or by proxy, at any meeting of shareholders of Mercantile (or any action by written consent in lieu of a meeting) to approve the Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of Mercantile stock as to which the undersigned has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at the Shareholders' Meeting.

The undersigned agrees that, from and after the date of this letter and through the date of the Shareholders' Meeting (and any postponements or adjournments thereof), the shareholder will not sell, assign, transfer or otherwise take any action that will alter or affect in any way the right to vote the Shares, except
(i) with the prior written consent of Sierra (ii) to change such right from that of a shared right of the shareholder to vote the Shares to a sole right of the shareholder to vote the Shares.

The undersigned represents and warrants that the undersigned has sole or shared voting power over ___________ Shares covered by the terms of this letter; and there are no proxies, voting trusts or other agreements or understandings to which the undersigned or the undersigned's spouse, if any, is a party or bound or that requires that any of the Shares be voted in any specific manner other than as provided in this letter.

This letter shall terminate automatically without further action at the earlier of the Effective Date under the Agreement or the termination of the Agreement in accordance with its terms.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instruments, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                            Very truly yours,


                                            ------------------------




                                 SPOUSAL CONSENT


         I, ____________________, hereby confirm that I have read and understand this letter and agree that it shall bind my interest in the Shares, if any.


                                            -----------------------------



Accepted and agreed to as of the date first above written:

SIERRAWEST BANCORP



By____________________________

                                   Exhibit 8.6



_____________, 1997



Mercantile Bank
455 Capitol Mall
Sacramento, CA 95814


                      SierraWest Bancorp - Mercantile Bank


Ladies and Gentlemen:

We have acted as counsel for SierraWest Bancorp ("Sierra"), a California corporation, and SierraWest Bank ("Sierra Bank"), a California banking corporation with respect to the acquisition and merger (the "Merger") of Mercantile Bank ("Mercantile"), a California banking corporation, with and into Sierra Bank, pursuant to the Plan of Acquisition and Merger dated as of January __, 1997 (the "Agreement") and Exhibit A thereto (the "Merger Agreement"). This opinion is rendered to you pursuant to Section 8.6 of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meaning assigned to them in the Agreement.

In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

         A.     The Agreement and the exhibits thereto;

         B. Resolutions of the board of directors of Sierra and Sierra Bank with respect to the Merger;

         C. Articles of Incorporation of Sierra certified by the California Secretary of State as of a recent date;

         D. Articles of Incorporation of Sierra Bank certified by the Cali-fornia Secretary of State as of a recent date;

         E.     Bylaws, minute book and stock ledger of Sierra;

         F.     Bylaws and minute book of Sierra Bank;

         G. Certificates of Status from the California Secretary of State in dicating that Sierra and Sierra Bank are in good standing in California as of a recent date (the "Status Certificate");

         H. Registration Statement on Form S-4 of Sierra and the related Proxy Statement of Mercantile with repect to the Merger (the "Proxy Materials"); and

         I. Officers' certificates of Sierra and Sierra Bank as to certain factual matters.

We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of Sierra and Sierra Bank to the Agreement and to the Merger Agreement), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by Sierra, Sierra Bank and Mercantile in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of Sierra and Sierra Bank; that the Agreement is the valid and binding obligation of Mercantile; that Mercantile will enforce the Agreement in a commercially reasonable manner; and that the Agreement contains the entire agreement of the parties.

Our opinions in  paragraphs 4 and 5 below are subject to :

                  (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally;

                  (ii) limitations imposed by California law, federal law, or equitable principles upon any of the remedies, covenants, or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of California and federal court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where: (A) the breach of such covenants or provisions imposes restrictions or burdens upon one party, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (B) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing, and

         (iii) the power of federal and state courts to refuse to enforce (or to stay the enforcement of) any provision of the Agreement which purports to waive the rights of Sierra and Sierra Bank to assert the claims or defenses available to Sierra and Sierra Bank by statute, common law, or equity.

Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of Sierra and Sierra Bank, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys within this firm who have rendered such services; (ii) receipt of one or more certificates executed by officers of Sierra or Sierra Bank covering such matters; and (iii) opinions of other counsel engaged by Sierra or Sierra Bank regarding any litigation matters with respect to which we do not represent Sierra or Sierra Bank. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Sierra or Sierra Bank.

Based upon and subject to the foregoing, we are of the opinion that:

         1. Sierra is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Sierra is a registered bank holding company under the Bank Holding Company Act of 1956.

         2. Sierra Bank is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Sierra Bank is duly licensed as a commercial bank by the California State Banking Department, and its deposits are insured by the Federal Deposit Insurance Corporaiton in accordance with applicable laws and regulations.

         3. Sierra and Sierra Bank have the corporate power and corporate authority to enter into and perform their respective obligations under the
Agreement and the Merger Agreement. The execution and delivery by Sierra and Sierra Bank of the Agreement and the execution and delivery by Sierra Bank of the Merger Agreement did not, and the consummation by Sierra and Sierra Bank of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of Sierra's or Sierra Bank's articles of incorporation or bylaws, any provision of federal or California law, or any governmental regulation applicable to Sierra or Sierra Bank, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which either Sierra or Sierra Bank is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to Sierra or Sierra Bank).

         4. The Agreement has been duly authorized, executed and delivered by Sierra and Sierra Bank, and is a valid and binding agreement of Sierra and Sierra Bank.

         5. The Merger Agreement has been duly authorized, executed and delivered by Sierra Bank, and is a valid and binding agreement of Sierra Bank.

         6. All California state and federal regulatory approvals that are required to be obtained by Sierra and Sierra Bank in connection with the Merger have been obtained.

         7. To our knowledge, neither Sierra nor Sierra Bank is a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of Sierra or Sierra Bank to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or where the amount in controversy exceeds $200,000 and which has not been disclosed by Sierra to Mercantile.

         8. As of ___________, 1997, the authorized capital stock of Sierra consists of 9,800,000 shares of preferred stock, 200,000 shares of series A preferred stock and 10,000,000 shares of common stock. To our knowledge and before giving effect to the issuance of shares in connection with the Merger:

         (a) 2,754,569 shares of Sierra common stock are duly authorized, validly issued and outstanding, fully paid and nonassessable;

         (b) there are currently outstanding options to purchase 384,080 shares of common stock issued pursuant to the 1996 Stock Option Plan;

         (c) there are $8,705,000 of Sierra deventures convertible into 870,500 shares of Sierra common stock;

         (d) said outstanding stock, options and debentures were all issued pursuant to and in conformance with one or more exemptions from registration under the Securities Act of 1933, as amended, or were registered pursuant to said Act;

         (e) other than the options and debentures identified above, there are no outstanding (i) options, agreements, calls or commitments of any character that would obligate Sierra to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Sierra common stock or any other equity security of Sierra, or (ii) warrants or options relating to, rights to acquire or debt or equity securities convertible into, shares of Sierra common stock or any other equity security of Sierra; and.

         (f) the outstanding common stock of Sierra has been registered with the Securities and Exchange Commission pursuant to the 1934 Act.

         9.       All oustanding capital stock of Sierra Bank is held by Sierra.

         10. The issuance of the Shares to be issued pursuant to the Merger has been duly registered under the Securities Act of 1933. Such Shares, when issued in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

In connection with the preparation of the Registration Statement we have performed legal services for Sierra and participated in conferences with directors, officers and employees of Sierra and representatives of the independent accountants for Sierra. At such conferences, the contents of the Proxy Materials and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Materials, on the basis of the foregoing, we are not aware of any facts that would lead us to believe that the Proxy Materials as of the date thereof contained any statement in respect to Sierra which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading. In making the foregoing statement, we express no belief with respect to the financial statements and other financial and statistical data included in the Proxy Materials or with respect to statements in, or omissions from, the Proxy Materials made in reliance upon, or in conformity with, information furnished by Mercantile for use in connection with the Proxy Materials.

We are members of the bar of the State of California. Our opinions below are limited to the effect of (i) the laws of the State of California and (ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

This opinion is rendered solely for the benefit of Mercantile in connection with the Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

Very truly yours,

McCutchen, Doyle, Brown & Enersen, LLP

By_________________________________
     A member of the firm

                                   EXHIBIT 99

News Release

FOR:                     SIERRAWEST BANCORP AND MERCANTILE BANK

APPROVED BY:  William T. Fike               Michael Burkart
              SierraWest Bank               Mercantile Bank
              President &                   President &
              Chief Executive Officer       Chief Executive Officer
              (916) 582-3000                (916) 442-6000

CONTACT:      Morgen-Walke Associates, Inc.
              Doug Sherk, David Gennarelli
              (415) 296-7383
              Emily Dupree, Joshua Passman
              (212) 850-5600
              Mercantile Bank                For Immediate Release
              Michael Burkart
              (916) 442-6000

                     SIERRAWEST BANCORP AND MERCANTILE BANK
                            SIGN DEFINITIVE AGREEMENT

TRUCKEE, Calif. (January 24, 1997) -- SierraWest Bancorp (Nasdaq: SWBS) announced today that it has signed a definitive agreement to acquire Mercantile Bank. Based in Sacramento, California, Mercantile is a business bank primarily servicing the commercial and real estate loan industry and has total assets of $45 million. Mercantile will be merged into SierraWest Bancorp's wholly-owned subsidiary SierraWest Bank. The acquisition, which is scheduled to close in June, 1997, is subject to the approval of Mercantile's shareholders and federal and state regulators. It is expected to have a positive effect on SierraWest's 1997 earnings.
         Under the terms of the proposed transaction, shareholders of Mercantile will receive total compensation of $6.6 million, subject to certain adjustments primarily based upon the level of deposits and capital. The compensation will consist of 50% cash and 50% stock.
         "Our proposed acquisition of Mercantile Bank allows SierraWest to expand its presence in the strategically important Sacramento market," stated William T. Fike, president and chief executive officer. "The combination will increase SierraWest's total assets to over $500 million and increase the Company's deposit base in Sacramento to over $85 million."
         Robert F. Gaines, chairman of Mercantile Bank, commented, "Mercantile is pleased at the opportunity to join with SierraWest and we believe that the combination will add significantly to the range of services available to Mercantile customers."
         SierraWest Bancorp is the holding company for SierraWest Bank, headquartered in Truckee, California with branches in Sacramento, the Sierra foothills region of California and northern Nevada.

                                     # # #